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                                                                    EXHIBIT 10.3



                                 LOAN AGREEMENT

This agreement dated as of the 26th day of May, 2000

BETWEEN:

                           INTERNATIONAL MENU SOLUTIONS CORPORATION, a corporation incorporated pursuant to the laws of the State of Nevada,

                           (hereinafter referred to as the  "Parent")

                                     - and -

                           INTERNATIONAL MENU SOLUTIONS INC., a corporation amalgamated pursuant to the laws of the Province of Ontario,

                           (hereinafter referred to as the  "Borrower")


                                     - and -

                           SOUTHBRIDGE INVESTMENT PARTNERSHIP NO. 1, a partnership constituted pursuant to the laws of the Province of Ontario,

                           (hereinafter referred to as "Southbridge")

                                     - and -

                           FIRST ONTARIO LABOUR SPONSORED INVESTMENT FUND LTD., a corporation incorporated pursuant to the laws of the Province of Ontario,

                           (hereinafter referred to as "First Ontario")

                                     - and -

                           BANK OF MONTREAL CAPITAL CORPORATION, a corporation incorporated pursuant to the laws of Canada,

                           (hereinafter referred to as "BMOCC" and, together with Southbridge and First Ontario, referred to as the "Lender Group")


THIS AGREEMENT WITNESSES THAT for valuable consideration the parties agree as follows:


                            PART 1.0 - INTERPRETATION

1.1 DEFINITIONS. For the purposes of this Agreement and where the context does not otherwise require, terms shall have the meanings assigned thereto in Schedule A annexed hereto.

1.2 BORROWER. Unless otherwise specified herein, all representations, warranties and covenants in respect of the Borrower in this Agreement mean representations, warranties and covenants in respect of:

         (a) the Parent, Borrower and the Group Subsidiaries as a group and on a Consolidated basis; or

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         (b)      each of the Parent, Borrower and the Group Subsidiaries,

as applicable and as the context implies.

1.3 AUDITED FINANCIAL STATEMENTS. All references in this Agreement to audited financial statements of a corporation, including the balance sheet and related statements of income, retained earnings and changes in financial position, mean Consolidated financial statements prepared by the corporation in accordance with GAAP together with an auditor's opinion that the statements fairly present the financial position of the corporation and the results of its operations for the Fiscal Period reported on in accordance with GAAP. All accounting determinations for purposes of determining compliance with the financial covenants contained in section 7.2 shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the Benchmark Financials. If GAAP shall change from the basis used in preparing the said financial statements, the certificates required to be delivered pursuant to subsection 7.1(e) attesting to compliance with the covenants contained herein shall include, at the election of the Borrower or upon the request of the Lender Group, calculations setting forth the adjustments necessary to demonstrate how the Borrower is in compliance with the financial covenants based upon GAAP in effect on the Closing Date.

1.4 CANADIAN CURRENCY. Unless otherwise specified herein, all amounts and values referred to in this Agreement shall be calculated in lawful money of Canada.

1.5 INTEREST ACT. Unless otherwise specified, all annual rates of interest referred to herein are based on a calendar year of 365 or 366 days, as the case may be. Where a rate of interest hereunder is calculated on the basis of a year (the "Deemed Year") which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for the purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the Deemed Year.

1.6 HEADINGS AND TABLE OF CONTENTS. The division of this Agreement into Parts and sections and the insertion of headings are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

1.7 REFERENCES. All references to sections, Parts and Schedules are to sections and Parts of and Schedules to this Agreement. The words "hereto", "herein", "hereof", "hereunder", "this Agreement" and similar expressions mean and refer to this Agreement.

1.8 NUMBER AND GENDER. Where the context so requires, words importing the singular include the plural and vice versa, and words importing gender include the masculine, feminine and neuter genders.

1.9 MAXIMUM INTEREST RATE.

         (a) In the event that any provision of this Agreement would oblige the Company to make any payment of interest or any other payment which is construed by a court of competent jurisdiction to be interest in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rate of interest shall be deemed to have been adjusted nunc pro tunc to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:

                  (i) firstly, by reducing the amount or rate of interest required to be paid hereunder; and

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                  (ii)     thereafter, by reducing any fees, commissions,
                           premiums and other amounts which would constituted interest for the purposes of Section 347 of the Criminal Code (Canada);

         (b) If, notwithstanding the provisions of clause (a) of this section and after giving effect to all adjustments contemplated thereby, the Lender shall have received an amount in excess of the maximum permitted by such clause, then such excess shall be applied by the Lender to the reduction of the principal balance of the Outstanding Borrowing and not to the payment of interest or if such excessive interest exceeds such principal balance, such excess shall be refunded to the Company; and

         (c) Any amount or rate of interest referred to in this section shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the terms of this Agreement on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be prorated over that period of time and otherwise be prorated over the term of this Agreement and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Lender shall be conclusive for the purposes of such determination.

1.10 PARAMOUNTCY. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Security, the provisions of this Agreement shall prevail and be paramount.

1.11 COMMUNICATIONS FROM THE LENDER GROUP. References to notices, consents, waivers or any other form of communication from the Lender Group mean notices, consents, waivers or any other form of communication in written form signed or acknowledged by Southbridge, First Ontario and BMOCC.

1.12 JOINT ACTION OF LENDER GROUP. Southbridge, BMOCC and First Ontario agree to consult with each other to determine a common course of action to be agreed upon and Southbridge, First Ontario nor BMOCC shall be entitled to exercise its rights and remedies pursuant to this Agreement independently of the other except as herein provided. Each Lender hereby acknowledges that to the extent permitted by applicable law, the Security and the remedies provided thereunder and pursuant to this Agreement are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder and under the Security are to be exercised not severally but by them upon the decision of the Majority Lenders. Accordingly, notwithstanding any of the provisions contained herein or in the Security, each Lender shall only take any action hereunder or thereunder with the prior written agreement of the Majority Lenders. Each Lender shall, upon any such agreement, cooperate fully with the Majority Lenders in carrying out such action.

1.13 SCHEDULES. The Schedules forming part of this Agreement are as follows:

       Schedule A Defined Terms
       Schedule B Benchmark Financials            Schedule A - section 1.1(g)
       Schedule C Real Property Description       section 6.1(hh)
       Schedule D Environmental Disclosure        section 6.1(ii)
       Schedule E Material Contracts              Schedule A - section 1.1(ss)
       Schedule F Opinions of Counsel             section 5.1(p)
       Schedule G PPSA Registrations              Schedule A - section 1.1(xx)
       Schedule H Capital                         section 6.1 (l)
       Schedule I Dilution                        section 6.1 (m)
       Schedule J Intellectual Property           section 6.1(s)
       Schedule K Borrower Financials             section 6.1(i)
       Schedule L Tax Filings                     section 6.1(g)

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       Schedule M Consolidated Forecasts          section 5.1(g)
       Schedule N Litigation                      section 6.1(h)


                           PART 2.0 - CREDIT FACILITY

2.1 CREDIT FACILITY. Subject to the provisions of this Agreement, the Lender Group agrees to make available to the Borrower a non-revolving term facility in the maximum principal amount of $4,500,000 available by way of two advances of the Borrowing with the First Advance and the Second Advance available no later than June 10, 2000. A Lender shall not be obligated to advance more than its Loan Amount of the Borrowing.

2.2 PURPOSES OF CREDIT FACILITY. Subject to section 2.3 hereof, the Borrower shall use the proceeds of the Borrowing for:

         (a)      working capital purposes to operate its business ;

         (b) other capital expenditures set out in an annual business plan of the Borrower approved by the Lender Group; and

for greater certainty, the Borrower shall not use any of the proceeds from the Borrowing as consideration for the acquisition of the Great American Barbeque Company.


2.3 EVIDENCE OF INDEBTEDNESS. The Lender Group shall maintain accounts and records evidencing the obligations of the Borrower to the Lender Group hereunder. The Lender Group's accounts and records shall constitute prima facie evidence of the indebtedness of the Borrower to the Lender Group hereunder.

2.4 ILLEGALITY. If the introduction of or any change in any Applicable Law or in the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof, makes it unlawful or prohibited for the Lender Group to make, to fund or to perform any of its obligations under this Agreement, the Lender Group may, by sixty days written notice to the Borrower (unless the provision of the Applicable Law requires earlier prepayment in which case the notice period shall be such shorter period as required to comply with the Applicable Law), terminate its obligations under this Agreement and in such event, the Borrower shall prepay such Borrowing forthwith (or at the end of such period as the Lender Group in its discretion agrees), without notice or penalty, together with all accrued but unpaid interest and fees as may be applicable to the date of payment.


                          PART 3.0 - PRINCIPAL PAYMENTS

3.1 PRINCIPAL REPAYMENT. Unless the Outstanding Borrowing, or any part thereof, shall have been required to be paid on an earlier date pursuant to the terms hereof, the Borrower shall repay the principal portion of the Outstanding Borrowing on the Maturity Date.

3.2 CATCH-UP PAYMENTS. Should the Borrower for any reason be prohibited, pursuant to the terms of the Senior Loan Agreements, from making any payment of interest or scheduled principal payment to the Lender Group pursuant to section
3.1 or any other amount payable pursuant to this Agreement, then the Borrower shall pay interest on such unpaid amounts at the Interest Rate, and all such payments (including principal, interest and interest on unpaid interest) shall become immediately due and payable to the extent permitted under the terms of the Senior Loan Agreements.

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3.3 PREPAYMENT. The Borrower shall have the right at any time or from time to time to prepay, subject to payment of three months interest, all or any of the Outstanding Borrowing in a minimum amount of $200,000 by providing the Lender Group with five Business Days prior written notice of its intention to prepay. Each such prepayments shall be applied in reverse order of maturity to the scheduled principal repayments contemplated by section 3.1 hereof.

3.4 PAYMENT MECHANICS. Each payment under this Agreement shall be made for value at or before 1:00 p.m. (Toronto time) on the day such payment is due, provided that, if any such day is not a Business Day, such payment shall be deemed for all purposes of this Agreement to be due on the Business Day immediately preceding such day (and any such adjustment shall be taken into account for purposes of the computation of interest and fees payable under this Agreement). The First Ontario Proportionate Interest, BMOCC Proportionate Interest, and Southbridge Proportionate Interest of all payments shall be made by post-dated cheques delivered to First Ontario, BMOCC, and Southbridge, respectively at addresses set out in Section 11.1 or such other address as such Lender may from time to time advise the Borrower in writing. The Borrower shall ensure that each Lender has at least two post-dated cheques at all times.

3.5 NO CREDIT FOR TRUST FUNDS. For greater certainty, payments of any nature whatsoever made by the Borrower to the Lender Group which the Lender Group is required to pay to any Person by reason of any trust imposed by law or by any Person upon amounts received by the recipient from the Borrower, shall not be credited against, or deemed to be payment on account of, all or any portion of the Outstanding Borrowing. All costs and expenses incurred by the Lender Group, its agents, representatives and solicitors in connection with the repayment of such monies to any Person shall be for the account of the Borrower and payable on demand. Interest shall accrue on these costs and expenses, until paid, at the Interest Rate.


                     PART 4.0 - INTEREST, FEES AND EXPENSES

4.1 PAYMENT OF INTEREST.

        (a) RATE. The Borrower shall pay interest on the outstanding principal amount of each Borrowing from the applicable Borrowing Date at a rate per annum equal to the Interest Rate.

        (b) CALCULATION. Interest shall be calculated and payable monthly in arrears on each Interest Payment Date.

4.2 FEES. The Borrower shall pay to Southbridge each of the following:

        (a) a non-refundable work fee of $157,500 (plus goods and services tax exigible thereon), which latter amount was earned on the date of execution of the financing proposal dated May 2, 2000 for the transaction contemplated herein payable on the date of the First Advance;

        (b) a non-refundable commitment fee of 6.5% of the Borrowing plus goods and services tax exigible thereon, payable on the date of the First Advance.

The said work fee and commitment fee are hereinafter collectively referred to as the structuring fee. Such fee shall be deemed to be earned for the time, effort and exposure incurred by the Lender Group in (i) reviewing and establishing all documentation, financial information, proposal and plans referable to the Credit Facility, and (ii) establishing satisfactory priority arrangements with the holders of the Permitted Encumbrances. Southbridge shall pay the First Ontario Proportionate Interest of the structuring fee to First Ontario Management Ltd. (acting as agent for First Ontario) and the BMOCC Proportionate Interest of the structuring fee to BMOCC on the date of the Second Advance.

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4.3 REIMBURSEMENT OF EXPENSES. All statements, reports, certificates, opinions and other documents or information required to be furnished to the Lender Group by the Borrower under this Agreement shall be supplied by the Borrower without cost to the Lender Group. The Borrower agrees to pay promptly on demand all of the reasonable legal fees, documentation costs and other reasonable expenses incurred by the Lender Group, First Ontario Management Ltd. and Crosbie Capital Management Inc. in connection with the preparation, negotiation, documentation and operation of this Agreement, and any other document to be executed and issued as provided herein, including the enforcement of the rights of the Lender Group under this Agreement or the security granted pursuant to the terms of this Agreement, whether or not any amounts are advanced under this Agreement including, without limitation, all due diligence expenses and consulting fees incurred by the Lender Group. All such amounts which remain unpaid after demand shall accrue interest at the Interest Rate plus 3% per annum calculated monthly until paid in full.

4.4 DETERMINATION CONCLUSIVE. Each determination by the Lender Group, acting reasonably, of any rate or fee shall, in the absence of error, be final, conclusive and binding on the Borrower.


                         PART 5.0 - CONDITIONS PRECEDENT


5.1 CONDITIONS. The obligation of the Lender Group to make available any Borrowing under this Agreement is subject to the terms and conditions of this Agreement and is conditional upon satisfactory evidence being given to the Lender Group and its counsel as to compliance with the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES, COVENANTS AND CONDITIONS. The representations and warranties contained in section 6.1 are and shall continue to be true and correct in every respect as if made by the Borrower contemporaneously with the Borrowing. The Lender Group shall have received such certificates or other instruments of the Borrower or of the officers of the Borrower as the Lender Group's counsel may reasonably think necessary in order to establish that the terms, covenants and conditions contained in this Agreement have been performed or complied with at or prior to the Closing by the Borrower and that the representations and warranties of the Borrower herein given are correct at the Closing.

         (b) RESOLUTIONS AND CERTIFICATES. The Lender Group shall have received, duly executed and in form and substance satisfactory to it:

                  (i) a copy of the constating documents and by-laws of the Borrower and a copy of the resolutions of the board of directors of each of the Parent and the Borrower authorizing the execution, delivery and performance of this Agreement, the Security and any other instruments contemplated hereunder, certified by an appropriate officer of each of the Parent and the Borrower;

                  (ii) a certificate of incumbency for each of the Parent and the Borrower showing the names, offices and specimen signatures of the officers who will execute this Agreement, the Security and any other instruments contemplated hereunder and thereunder; and

                  (iii) such additional supporting documents as the Lender Group or its counsel may reasonably request.

         (c) APPROVAL. The Investment Committee of each Lender shall have approved the transactions contemplated hereby.

         (d) DELIVERY OF SECURITY. The Lender Group shall have received the Security (including any necessary consents or subordinations of third parties as may be required by the Lender Group)

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                  duly executed by the issuer thereof and in form and substance satisfactory to the Lender Group and its counsel.

         (e) REGISTRATION. The Security has been registered, recorded or filed in all jurisdictions deemed necessary by the Lender Group and its counsel acting reasonably.

         (f) EVIDENCE OF SENIOR LOANS AND FINANCING COMMITMENTS. The Lender Group shall have received evidence to its satisfaction of the completion of the following loans and financing commitments to or in favour of the Borrower:

                  (i) credit facilities in the aggregate minimum amount of $10,000,000.00 by the Bank of Nova Scotia;

                  The Lender Group shall also be satisfied with all of the terms and conditions of the above loans and financing commitments consistent with the financial projections used by the Lender Group including, without limitation, the waiver of the requirement to maintain a cash collateral account with the Bank of Nova Scotia, inclusion of 30% of inventory in the borrowing base, and shall have received evidence to its satisfaction that the Bank of Nova Scotia has waived any technical default under its credit facilities or has agreed not to take any action in connection with such technical default.

         (g) FINANCIAL FORECASTS. The Lender Group shall be satisfied with the Borrower's annual business consolidated plan and forecasts set out in Schedule M given to the Lender Group for the fiscal years ending December 31, 2000 and December 31, 2001.

         (h) LENDER GROUP SATISFIED RE: TITLE AND LIENS. The Borrower shall have provided evidence satisfactory to the Lender Group that all its Property is free and clear of all Liens except as permitted by the Lender Group. For greater certainty, the Borrower shall have executed and delivered to or shall have caused to be executed and delivered to the Lender Group in form and substance satisfactory to the Lender Group documents evidencing the discharge of any registrations pursuant to the Personal Property Securities Act (Ontario) or other similar legislation in other jurisdictions against the Borrower in favour of any Person (other than the Senior Lenders), unless consented to in writing by the Lender Group.

         (i) EVIDENCE OF ENVIRONMENTAL COMPLIANCE. The Lender Group shall have received such environmental reports and audits as it may require, but not limited to the Lender Group"s Environmental Questionnaire. The Lender Group and its counsel shall be satisfied with the environmental risk associated with the transactions contemplated herein including, if necessary, with the results of any environmental audit or investigation conducted.

         (j) INDEBTEDNESS. As at the Closing Date, except for the Borrowing hereunder and Indebtedness disclosed in the Benchmark Financials and Indebtedness incurred in the ordinary course of business, the Borrower shall have no other Indebtedness.

         (k) LEGAL OPINION. The Lender Group shall have received from counsel to the Borrower favourable legal opinions, in substantially the form and substance of the legal opinion annexed hereto as Schedule F, in connection with this Agreement and the Security, including an opinion to the effect that this Agreement and the Security are valid, legally binding and enforceable subject to the usual qualifications and exceptions.

         (l) NO DEFAULT. No Default or Event of Default has occurred and is continuing except with respect to a technical default under a Senior Loan Agreement which default has been waived by the Senior Lenders. The Borrower has not received any notice (written or otherwise), and is not

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                  otherwise aware, of any event or circumstances, whether
                  existing or pending, which would cause any Default or Event of Default to occur with the lapse of time.

         (m) DUE DILIGENCE. The Lender Group shall have completed and be satisfied in its sole discretion with its review of the results of its due diligence inquiries.

         (n) MATERIAL ADVERSE CHANGE. No Material Adverse Change has occurred and no event shall have occurred since March 31, 2000 which, in the sole discretion of the Lender Group, has had or could reasonably be expected to have a Material Adverse Effect, including without limitation, litigation or claims threatened against the Borrower.

         (o) Y2K COMPLIANCE. The lender Group shall have received a certificate signed by an officer of the Borrower that all the software used in the Business or owned, developed, installed, packaged or customized by the Borrower, in its existing or previous form, complies with year 2000 requirements in the sole discretion of the Lender Group.

         (p) FEES AND DISBURSEMENTS. The Lender Group shall have received payment in full of all fees and out of pocket expenses payable to the Lender Group and its agents which have become due in accordance with the provisions hereof, including, without limitation, the structuring fee described in section 4.3 and payment of all disbursements and out of pocket expenses of the Lender Group, First Ontario Management Ltd., and Crosbie Capital Management Inc.

         (q) INSURANCE. The Lender Group shall have received a certificate of insurance in respect of all policies maintained by the Borrower which shall name Southbridge and BMOCC as next loss payee (after the Senior Lenders) and then First Ontario as next loss payee or as otherwise specified by the Lender Group.

         (r) LENDER GROUP SATISFIED RE: INSURANCE COVERAGE. The Lender Group shall be satisfied with the insurance coverage of the Borrower's business and Property on terms satisfactory to the Lender Group in its sole and unfettered discretion.

         (s) MATERIAL CONTRACTS. The Lender Group or its counsel shall have reviewed copies of all documents including without limitation all contracts, permits, licenses and leases material to the business of the Borrower as determined by the Lender Group acting reasonably.

         (t) SECURITY SHARING AGREEMENT. The Lender Group shall have received the Security Sharing Agreement duly executed by all parties thereto and the Lender Group shall be satisfied that the Security Sharing Agreement is in effect and is valid, binding and enforceable as against all parties thereto.

         (u) COMPLIANCE WITH LAWS AND MATERIAL CONTRACTS. The business and operations of the Borrower comply in all material respects with all Applicable Laws and, except as otherwise disclosed to the Lenders, with the terms of all Material Contracts to which the Borrower is a party including, without limitation, contracts relating to Permitted Encumbrances and other Indebtedness permitted hereunder.

         (v) CONSENTS, APPROVALS. The Borrower and the Lender Group shall have received all necessary consents, approvals, exemptions and authorizations required to complete all the transactions contemplated herein.

         (w) EMPLOYMENT AND NON-COMPETITION AGREEMENT. Michael Steele shall have entered into an employment and non-competition agreement with the Borrower in form and substance satisfactory to the Lender Group.

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                                       9


5.2 WAIVER. The terms and conditions stated in this Part 5.0 are inserted for the sole benefit of the Lender Group and may be waived by it in whole or in part and with or without terms or conditions in respect of the Borrowing.


                    PART 6.0 - REPRESENTATIONS AND WARRANTIES

6.1 REPRESENTATION AND WARRANTIES. The Borrower represents and warrants to the Lender Group that:

         (a) DUE INCORPORATION. The Borrower is duly incorporated, organized and subsisting under the laws of its incorporating jurisdiction. The Borrower has all necessary corporate power and authority to own its properties and assets and to carry on its business as now conducted and is or will be duly licensed or registered or otherwise qualified in all jurisdictions wherein the nature of its assets or the business transacted by it makes such licensing, registration or qualification necessary, except where failure to do so would not give rise to any material legal impediment to the use of the property in the business of the Borrower or the ability of the Borrower to carry on the Business or to perform its obligations hereunder.

         (b) POWER. The Borrower has full power and capacity to enter into, deliver and perform its obligations under this Agreement, the Security and all other instruments contemplated hereunder.

         (c) DUE AUTHORIZATION AND NO CONFLICT. The execution, delivery and performance by the Borrower of this Agreement, the Security, and all other instruments contemplated hereunder and the consummation of the transactions contemplated hereby and thereby

                  (i) have been duly authorized by all necessary corporate action,

                  (ii) do not and will not conflict with, result in any breach or violation of, or constitute a default under the constating documents or by-laws of, or any Applicable Laws, determination or award presently in effect and applicable to the Borrower, or of any commitment, agreement or any other instrument to which the Borrower is now a party or is otherwise bound,

                  (iii) do not (except for the Security) result in or require the creation of any Security Interest upon or with respect to any of the properties or assets of the Borrower, and

                  (iv) do not require the consent or approval (other than those consents or approvals already obtained and copies of which have been delivered to the Lender Group) of, or registration or filing with, any other party (including shareholders of the Borrower) or any governmental body, agency or authority.

         (d) VALID AND ENFORCEABLE OBLIGATIONS. This Agreement, the Security and all other instruments contemplated hereunder are, or when executed and delivered to the Lender Group will be, legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

         (e) TITLE TO ASSETS. The Borrower has a good and marketable title to all its Property, free from any mortgage, charge, hypothec, pledge, assignment, lien, security interest or other encumbrance other than the Permitted Encumbrances.

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         (f)      ALL ASSETS IN CORPORATIONS. All property (tangible or
                  intangible, including all Intellectual Property) used in carrying on the Business is owned or leased by all or any of the Borrower and the Group Subsidiaries.

         (g) VALIDITY AND PRIORITY OF SECURITY. The Security constitutes assignments, floating charges or security interests, as applicable, on the undertaking and property and assets of the Borrower purported to be assigned, mortgaged, charged or subjected to a security interest thereby and ranks in priority to any other Security Interests upon such undertaking and property and assets other than Permitted Encumbrances.

         (h) NO ACTIONS. Except as disclosed in Schedule "N", there are no actions, suits, proceedings, inquiries or investigations existing, pending or threatened, affecting the Borrower in any court or before or by any federal, provincial or municipal or other governmental department, commission, board, tribunal, bureau or agency, Canadian or foreign, which is reasonably likely to materially and adversely affect the financial condition, property, assets, operations or business of the Borrower, the ability of the Borrower to repay the Outstanding Borrowing or which is reasonably likely to materially and adversely affect the ability of the Borrower to perform any of its obligations under this Agreement, the Security or any other instrument contemplated hereunder, or the validity or enforceability of this Agreement or the Security.

         (i) FINANCIAL INFORMATION. The financial statements of the Borrower furnished to the Lender Group under this Agreement or which were furnished to the Lender Group to induce it to enter into this Agreement including the Benchmark Financials and the Borrower's Financials present fairly the financial condition of the Borrower as at the dates thereof. Since March 31, 2000, no Material Adverse Change has occurred in respect of the financial position of the Borrower except as disclosed to the Lender Group or its agents prior to Closing. All such financial statements and all other information, certificates, schedules, reports and other papers and data furnished to the Lender Group are accurate, complete and correct in all material respects, and all financial forecasts have been prepared in good faith based upon the facts and circumstances known to the Borrower at the time they were provided to the Lender Group and are based upon reasonable assumptions. No event has occurred or subsequent information has become available to the Borrower since the said financial forecasts were provided to the Lender Group which would give rise to a Material Adverse Change in the said forecasts.

         (j) NO DEFAULTS OR EVENTS OF DEFAULT. Except as disclosed by the Borrower to the Lenders, no event has occurred and is continuing, and no circumstance exists which has not been waived which constitutes a Default or Event of Default hereunder or a default or event of default in respect of any material commitment, agreement or any other instrument to which the Borrower is now a party or is otherwise bound, entitling any other party thereto to accelerate the maturity of amounts of principal owing thereunder, or which would give rise to a Material Adverse Change upon the financial condition, property, assets, operations or business of the Borrower.

         (k) COMPLIANCE WITH LAW. The Borrower is not in violation of any terms of its constating documents or by-laws or of any law, regulation, rule, order, judgment, writ, injunction, decree, determination or award presently in effect and applicable to it, the violation of which would give rise to a Material Adverse Change.

         (l) CAPITAL OF THE BORROWER. The authorized and issued share capital of the Borrower is as set out in Schedule 6.1(l);

         (m) NON-DILUTION. Except as contemplated by Schedule 6.1.m, no Person now has any agreement, option or right capable of becoming an agreement or option for the pledge, purchase, subscription or issuance from the Borrower of any shares of the Borrower issued or unissued, and no other shares in the capital of the Borrower will be issued without the prior written consent of the Lender Group.

         (n) LOCATION OF ASSETS. Except for inventory from time to time in the possession of freight forwarders acting on behalf of the Borrower in the ordinary course or stored in warehouses, all property and assets of the Borrower are located at the Borrower's place of business in Ontario, Quebec and California.

         (o) SUBSIDIARIES. None of the Parent, Borrower, or Group Subsidiaries owns any shares or voting securities of any Person or has any Subsidiaries except as set out herein.

         (p) PARTNERSHIP. The Borrower is not in partnership with any Person nor is it a participant in any joint venture.

         (q) TAXES. Except as set out in Schedule 6.1(q), the Borrower has filed all foreign, provincial and local tax returns which are required to be filed and has paid all Taxes due pursuant to such returns or pursuant to any assessment received by the Borrower except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The Borrower is not in arrears in the payment of any amount to any governmental body or agency including, without limitation, amounts owing or to be remitted with respect to employee withholdings for income tax or Canada Pension Plan, goods and services tax or provincial sales taxes. The charges, accruals and reserves on the books of the Borrower in respect of any taxes or other governmental charges are adequate.

         (r) INTELLECTUAL PROPERTY. The Borrower owns or has the right to use all patents, trademarks, trade names, copyrights, licenses and rights with respect thereto necessary for the conduct in all material respects of its business as now conducted and as presently proposed to be conducted, without any known conflict with the rights of others, and in each case free from any lien other than Permitted Encumbrances.

         (s)      INTELLECTUAL PROPERTY.

                  (i) Schedule J attached hereto lists all issued patents, patent applications and registrations, trade marks, trade mark applications and registrations, copyright applications and registrations, registered trade names, and registered industrial designs, domestic or foreign, owned by the Borrower and used in the operation of the Business, all of the foregoing, together with:

                           A. all trade secrets, know-how, inventions and other intellectual property owned by the Borrower and material to the operation of the Business; and

                           B. all computer systems and application software, including without limitation all documentation relating thereto and the latest revisions of all related object and source codes therefor, owned by the Borrower and material to the operation of the Business, being hereinafter collectively called the
                           "Intellectual Property").

                  (ii) The Borrower has good and valid title to all of the Intellectual Property, free and clear of any and all encumbrances, except in the case of any Intellectual Property licensed to the Borrower as disclosed in Schedule J. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed to the

                           Borrower have been provided to the Purchaser. No royalty or other fee is required to be paid by the Borrower to any other person in respect of the use of any of the Intellectual Property except as provided in such agreements delivered to the Purchaser. The Borrower has protected its rights in the Intellectual Property in the manner and to the extent described in Schedule J. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed by the Borrower to any other person have been provided to the Purchaser.

                  (iii) Except as disclosed in Schedule J, and to the best of the Borrower's knowledge after due inquiry, there are no restrictions on the ability of the Borrower or any successor to or assignee from the Borrower to use and exploit all rights in the Intellectual Property. To the best of the Borrower's knowledge after due inquiry, all statements contained in all applications for registration of the Intellectual Property were true and correct as of the date of such applications. Except as noted in Schedule J, each of the trade marks and trade names included in the Intellectual Property is in use. To the best of the Borrower's knowledge after due inquiry, none of the rights of the Borrower in the Intellectual Property will be impaired or affected in any way by the transactions contemplated by this Agreement.

                  (iv) To the best of their knowledge after due inquiry, the conduct of the Business and the use of the Intellectual Property does not infringe, and the Borrower has not received any notice, complaint, threat or claim alleging infringement of, any patent, trade mark, trade name, copyright, industrial design, trade secret or other Intellectual Property or propriety right of any other person, and the conduct of the Business does not include any activity which may constitute passing off.

                  (v) To the best of their knowledge after due inquiry, the computer systems, including hardware and software, are free from viruses and the Borrower has taken, and will continue to take, all steps and implement all procedures necessary to ensure, so far as reasonably possible, that such systems are free from viruses and will remain so until the Closing.

         (t) SOLVENCY. The Borrower is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or the Senior Loan Agreements or by the completion of the transactions contemplated hereunder or thereunder.

         (u) MARGIN SECURITIES. The Borrower does not own any margin securities, and none of the proceeds of the borrowings hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase any margin securities.

         (v) EMPLOYEE RELATIONS. To the best of the Borrower's knowledge after due inquiry, there are no controversies pending or threatened between the Borrower and any of its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the continued financial success and well-being of the Borrower, and the Borrower is in compliance in all material respects with all federal and provincial laws respecting employment and employment terms, conditions and practices, except where the failure to so comply would not give rise to a Material Adverse Change.

         (w) DISCLOSURE OF MATERIAL CONTRACTS. The Borrower has provided to the Lender Group or its agents copies of all Material Contracts to which it is a party or by which it is bound.

         (x) ENVIRONMENTAL AUDIT REPORTS. The Borrower has provided the Lender Group with all environmental audit reports and site assessment reports in its possession. The Borrower is in compliance with all Environmental Laws.

         (y) FRENCH FORM OF NAME. The Borrower's full corporate name is International Menu Solutions Inc. and the Borrower has no French form of name. Other than its corporate name, the Borrower does not use any other business name except those described in Schedule J hereto.

         (z) REAL PROPERTY. Schedule C to this Agreement contains a complete and accurate description of the Real Property and of the Borrower's interest in the Real Property. Except as disclosed in this Agreement, the occupation and uses to which the Real Property has been put by the Borrower are in material compliance with all applicable statutes, by-laws, ordinances, regulations, covenants, restrictions or official plans (including, without limitation, applicable zoning by-laws, building codes, regulations and ordinances).

         (aa) ENVIRONMENTAL COMPLIANCE. Except as set forth in Schedule D attached to this Agreement,

                  (i) all facilities and property (including underlying ground water) owned or leased by the Borrower have been, and continue to be, owned, leased or used in compliance with all Requirements of Environmental Law;

                  (ii) there have been no past, and there are no pending or threatened:

                           A. claims, complaints notices or requests for information received by the Borrower with respect to any alleged violation of any Requirements of Environmental Law concerning the Property; or

                           B. complaints, notices or inquiries to the Borrower regarding potential liability under any Requirements of Environmental Law concerning the Property;

                  (iii) to the best of the Borrower's knowledge after due inquiry, there have been no Releases of Hazardous Materials at, on or under any property now or previously owned, leased or used by the Borrower, that, singly or in the aggregate, have resulted in or may be expected to result in a Material Adverse Change and there is not now and has not been any storage tanks located beneath the surface of any such property;

                  (iv) except as described in Schedule D hereof, each of the Borrower and its predecessors in title has been issued and is in compliance with all material permits, certificates, approvals, licenses and other authorizations under any Requirements of Environmental Law to carry on its business;

                  (v) to the best of the Borrower's knowledge after due inquiry, there are no conditions that, directly or indirectly, relate to environmental matters and any property owned, leased or used by the Borrower, (whether on, above or below the lands or any structures, buildings or facilities, now or formerly owned, operated or used by the Borrower, or by adjoining properties or businesses) including, without limitation, being located within an environmentally sensitive area as determined by any governmental authority, the condition of the soil or ground water in the area, the use of urea formaldehyde foam insulation, friable asbestos fireproofing or insulation, PCBs or radioactive substances that, singly or in the aggregate have resulted in, or may be expected to result in, a Material Adverse Change; and

                  (vi) the Borrower is maintaining and its predecessors in title have maintained an appropriate environmental management system and compliance programs, policies and procedures to manage its business and ensure compliance with the Requirements of Environmental Law and the proper understanding and management of all environmental and occupational health and safety matters.

         (bb) CONTINGENT FINANCIAL OBLIGATIONS. Except for Contingent Financial Obligations in favour of the Senior Lenders and as set out in Schedule 6.1(bb), the Borrower does not have any Contingent Financial Obligations. The Borrower has not received notice of and is not otherwise aware of any event or circumstance, whether existing or pending, which would cause any Contingent Financial Obligation to become payable or liquidated.

         (cc) FULL DISCLOSURE. All information heretofore furnished by the Borrower to the Lender Group for the purposes of, or in connection with, this Agreement or any transactions contemplated hereby is, and all such information hereinafter furnished by the Borrower to the Lender Group will be, true, accurate and complete in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Lender Group in writing any and all facts which materially and adversely affect, or may affect, (to the extent the Borrower can reasonably foresee) the Business, operations or financial condition of the Borrower or the ability of the Borrower to perform its obligations under this Agreement and the Security.

         (dd)     "CSBIFA QUALIFICATIONS" The Borrower:

                  (i) is a taxable Canadian corporation within the meaning of the Income Tax Act (Canada);

                  (ii)     carries on no business other than the Business;

                  (iii) not less than 90% of the fair market value of the property of the Borrower is attributable to property used by the Borrower in the Business;

                  (iv) immediately prior to Closing, the Borrower and all corporations related to it have fewer than 500 full time employees and the ordinary place of employment for 50% or more of such full time employees is located in the Province of Ontario and the wages and salaries payable to the employees whose ordinary place of employment is located in the Province of Ontario constitutes 50% or more of the total payroll expense of the Borrower; and

                  (v) immediately prior to Closing, the carrying value of the assets of the Borrower and its Subsidiaries calculated in the manner prescribed by the CSBIFA legislation does not exceed $50,000,000.

                  The interpretation of the Borrower under Section 1.2 is not applicable for the purposes of this subparagraph 6.1(dd).

         (ee) ELIGIBLE USE OF FUNDS. The proceeds of the loan advance from First Ontario contemplated by this Agreement shall not be used to fund any of the following purposes:

                  (i) relending unless permitted pursuant to the CSBIFA legislation;

                  (ii) investment in land except land that is incidental and ancillary to the business of the Borrower;

                  (iii)    reinvestment outside of Canada;

                  (iv) the purchasing or acquiring of the securities of any person unless permitted pursuant to the CSBIFA legislation;

                  (v)      the payment of dividends;

                  (vi) a return of capital to the shareholders of the Borrower; or

                  (vii) to carry on a business through a permanent establishment or branch operation outside of Canada.

6.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Part 6.0 shall survive the execution and delivery of this Agreement and the making of the Borrowing hereunder, regardless of any investigation or examination made by the Lender Group or its counsel and the Lender Group shall be deemed to have relied upon each of such representations and warranties in making available each Borrowing hereunder.


                              PART 7.0 - COVENANTS

7.1 POSITIVE COVENANTS. From the date hereof and until the Outstanding Borrowing is repaid in full, the Borrower will observe and perform, or will cause the observance and performance of each of the following covenants, unless compliance therewith shall have been waived in writing by the Majority Lenders:

         (a) EXISTENCE. The Borrower will do or cause to be done all such things as are necessary to maintain its corporate existence in good standing, to ensure that it has at all times the right and is duly qualified to conduct its business and to obtain and maintain all rights, privileges and franchises necessary for the conduct of its business.

         (b) CONDUCT OF BUSINESS. The Borrower will maintain, operate and use its properties and assets, and will carry on and conduct its business in a proper and efficient manner so as to preserve and protect such properties and assets and business and the profits thereof.

         (c) PAYMENT OF PRINCIPAL, INTEREST AND EXPENSES. The Borrower will duly and punctually pay or cause to be paid to the Lender Group the Outstanding Borrowing at the times and places and in the manner provided for herein.

         (d) PAYMENT OF TAXES AND CLAIMS. The Borrower will pay and discharge promptly when due all Taxes, assessments and other governmental charges or levies imposed upon it or upon its properties or assets or upon any part thereof, as well as all claims of any kind (including claims for labour, materials and supplies) which, if unpaid, would by law become a Lien or charge upon any such properties or assets; but the Borrower shall not be required to pay any such Tax, assessment, charge or levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books a reserve to the extent required by GAAP in an amount which is reasonably adequate with respect thereto.

         (e) REPORTING REQUIREMENTS. The Borrower shall deliver to each of Southbridge, Crosbie Capital Management Inc. (as agent of First Ontario), and BMOCC or such other party as the Lender Group may otherwise from time to time direct:

                  (i) within 90 days of the Fiscal Year end of the Borrower, one copy of its annual audited financial statements which shall be prepared on a Consolidated basis by the auditor of the Borrower, including the balance sheet and statements of income, retained earnings and changes in financial position, together with a detailed unqualified report of the auditors of the Borrower and all supporting notes and schedules (the "Annual Financials");

                  (ii) within 90 days of the Fiscal Year end of the Borrower, a certificate signed by the President or Treasurer of the Borrower to the effect that the Annual Financials present fairly the financial position of the Borrower at the date thereof and have been prepared in accordance with GAAP;

                  (iii) within 30 days prior to the end of each Fiscal Year an annual business plan and forecast for the next two Fiscal Years consisting of:

                           A. monthly detailed pro forma balance sheets, income statements and statements of changes in financial position for the Borrower (all prepared in accordance with GAAP) together with covenant calculations and such explanations, notes and supporting information which are required to explain and supplement the information so provided and key assumptions (particularly relating to revenues, gross margins, detailed general, selling and administrative expenses and working capital);

                           B. a written point form commentary by the President of the Borrower describing any changes in any Fiscal Year"s budget compared to the most recent previously submitted plan and forecast for such Fiscal Years;

                           C.       a capital expenditure plan indicating:

                                    (i)      the nature and amount of capital
                                             expenditures;

                                    (ii)     planned expenditures for facilities

                                    proposed to be incurred in such Fiscal
                                    Years; and

                           D. a sales forecast by month for the following Fiscal Year setting out anticipated revenue by prior year comparatives and a brief note explaining each significant line of the said forecast;

                           which annual business plan is subject to approval by the Lender Group, acting reasonably.

                  (iv) within 30 days after the end of each month a monthly financial report consisting of:

                           A.       monthly and year-to-date financial
                                    statements on a Consolidated basis in a form consistent with its business plan (the "Monthly Financials") which shall contain a comparison of budget to the actual results of both the current and prior year, a calculation of all the financial covenants provided for in section 7.2 hereof);

                           B. a forecast of its balance sheet, income statement, and cash flow statement calculated on a rolling 12 month basis with up-to-date pro forma calculations of the financial covenants contained in section 7.2 herein and the Incorporated Covenants certified by the President or the Chief Financial Officer of the Borrower;

                           C. a written bullet point commentary signed by the President or Chief Financial Officer of the Borrower on the material variances in actual results to date from budgeted results and on the outlook for the business of the Borrower for the balance of the Fiscal Year in comparison to the budget for that Fiscal Year; and

                           D. a certificate signed by the President or Chief Financial Officer of the Borrower stating that:

                                    (1)      the amounts of vacation pay, wages,
                                             source deductions and taxes
                                             required to be remitted by the
                                             Borrower and those said amounts not
                                             yet due have been or will be so
                                             remitted in a timely fashion and
                                             are in good standing since the date
                                             of the last such certificate;

                                    (2)      the property and business
                                             operations and activities of the
                                             Borrower are to, the best of such
                                             officers after due inquiry, in
                                             compliance in all material respects
                                             with all Environmental Laws and
                                             Environmental Orders or describing
                                             in reasonable detail any such
                                             non-compliance and the Borrower's
                                             plans, if any, to remedy such
                                             non-compliance; and

                                    (3)      that the Borrower is not in breach
                                             of any of the covenants or
                                             representations and warranties
                                             contained herein, or if such is not
                                             the case, providing detailed
                                             particulars of all such breaches,
                                             together in either case with
                                             reasonably detailed evidence of
                                             compliance with all financial
                                             covenants contained herein; and

                  (v) coincident with their delivery to the Senior Lenders a copy of all reports and notices given or delivered to the Senior Lenders to the extent that they are not duplicative of the information provided for herein, and a summary sheet which converts any information contained therein expressed as U.S. dollars into Canadian dollars and combines such information with the information provided to all Senior Lenders on a consolidated basis; and

                  (vi) upon request, such further information concerning the financial position and business operations as the Lender Group may from time to time request.

                  All forecasts and projections contemplated in the financial reports and summaries described above shall be prepared by management of the Borrower based on the best available information and shall be applied on the basis of an analysis which shall be consistently applied.

         (f) LOCATION OF ASSETS. The Borrower shall give to the Lender Group prompt written notice of any change in the location of all property and assets of the Borrower such that the representation and warranty set out in paragraph 6.1(n) hereof, as updated, shall be true and correct at all times.

         (g) INSURANCE. The Borrower shall insure and keep insured its business, properties and assets, placed with such insurers and with such coverage (including without limitation business interruption insurance and all existing coverages now in place) and against such loss or damage to the full insurable value of such properties and assets without co-insurance as the Lender Group shall reasonably require or, in the absence of such requirement, to the extent insured against by comparable corporations engaged in comparable businesses. Upon request by the Lender Group, the Borrower shall promptly supply the Lender Group with copies of all insurance policies; losses under all such insurance policies affecting assets charged by the Security shall be payable to the Lender Group as loss payee as its interest may appear and each such policy shall provide for a minimum of 45 days notice to the Lender Group of cancellation or lapse; the Borrower shall pay or cause to be paid all premiums necessary to maintain any such insurance policies in good standing as such premiums become due and payable. At the Lender Group"s request, the Borrower shall retain, at the Borrower's expense, an independent insurance consultant and/or auditor, to review the adequacy of the Borrower's insurance coverage and to confirm compliance with this covenant. If the said independent consultant and/or auditor shall recommend changes in the Borrower's insurance coverage or other arrangements, the Borrower shall promptly implement such recommendations.

         (h) BOOKS AND RECORDS. The Borrower shall at all times maintain proper records and books of account and therein make true and correct entries of all dealings and transactions relating to its business, shall keep such books, records and accounts at the principal place of business of the Borrower (and shall not maintain any duplicate of such books, records and accounts elsewhere except for electronic back-ups required for data recovery). The Borrower shall make its books of account and other accounting and corporate records and its property, plants and equipment available for inspection by the Lender Group or any agent of the Lender Group and make its senior management available to discuss with the Lender Group its affairs, finances and accounts, in each case upon reasonable prior notice to the Borrower at all reasonable times.

         (i) ACCESS. The Borrower will permit the Lender Group through its officers or employees or through any consultants or agents retained by it, upon request, to have access at any reasonable time and from time to time, to any of the Borrower's management employees and premises and to any records, information or data in its possession so as to enable the Lender Group to ascertain the state of the Borrower's financial condition or operations and will permit the Lender Group to make copies of and abstracts from such records, information or data and will upon request of the Lender Group to deliver to the Lender Group copies of such records, information or data.

         (j) NOTICE OF ADVERSE CHANGE. The Borrower shall give to the Lender Group prompt written notice of any Material Adverse Change in the condition of its business, financial or other, or of any material loss, destruction or damage to its properties and assets.

         (k) NOTICE OF NAME CHANGE OR ACQUISITION OF ASSETS. The Borrower shall give to the Lender Group written notice thirty days prior to any change of name or any acquisition of assets in any jurisdiction outside the Province of Ontario.

         (l) NOTICE OF DEFAULT IN THIS AGREEMENT OR SENIOR LOAN AGREEMENTS. The Borrower shall give to the Lender Group prompt written notice of:

                  (i)      any Default or Event of Default hereunder; and

                  (ii) any event of default arising pursuant to the Senior Loan Agreements.

         (m) NOTICE OF LITIGATION. The Borrower will give to the Lender Group prompt written notice of any action, suit, litigation, or other proceeding which is commenced or threatened against it and which involves a claim or potential claim in excess of $50,000 or an aggregate of claims or potential claims in excess of $100,000.

         (n) REGISTRATION OF SECURITY. The Borrower will provide the Lender Group with such assistance and do such things as the Lender Group may from time to time request so that the Security and any other instruments of conveyance or assignment effected pursuant to this Agreement or otherwise will be and remain registered, recorded or filed from time to time in such manner and in such places as may in the opinion of the Lender Group be necessary or advisable in perfecting the Security Interests constituted thereby.

         (o) AFTER ACQUIRED PROPERTY AND FURTHER ASSURANCES. The Borrower shall notify the Lender Group in writing in advance of any proposed acquisition and confirmation of completion by the

                  Borrower in an amount greater than $100,000 of any property or asset (unless contemplated by the Borrower's capital expenditure budget) including a full description of such property or asset, and the Borrower shall from time to time execute and deliver to the Lender Group, in form satisfactory to the Lender Group and its counsel, all such further deeds or other instruments of conveyance, assignment, transfer, mortgage, pledge, charge or security interest in connection with all property or assets acquired by the Borrower after the date of this Agreement, including any insurance thereon.

         (p) NON-DILUTION. Except as contemplated by Schedule 6.1(p) or approved by the board of directors of the Borrower, the Borrower shall not enter into or grant any agreement, option or right capable of becoming an agreement or option for the pledge, purchase, subscription or issuance from the Borrower of any shares of the Borrower, issued or unissued, and no other shares in the capital of the Borrower will be issued without the prior written consent of the Lender Group.

         (q)      ENVIRONMENTAL MATTERS. The Borrower shall,

                  (i) use and operate all of its facilities and properties in compliance with all Requirements of Environmental Law, keep all permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Requirements of Environmental Law;

                  (ii) immediately notify the Lender Group of any event or occurrence that will, or is likely to give rise to a report, inquiry or investigation and provide copies upon receipt of all written claims, complaints, investigations, notices or inquiries relating to the condition of the Borrower's facilities and properties or compliance with Requirements of Environmental Law, and shall proceed diligently to resolve any such claims, complaints, investigations, notices or inquiries relating to compliance with Requirements of Environmental Law in a manner which in the reasonable judgment of the Lender Group is appropriate in the circumstances and not adverse to the interests of the Lender Group under this Agreement;

                  (iii) immediately notify the Lender Group of any proposed business activity to be conducted by the Borrower that involves the use or handling of Hazardous Materials or which increases the potential environmental liability of the Borrower in any manner;

                  (iv) immediately notify the Lender Group of any proposed change in the use or occupation of any real property occupied by the Borrower before the change occurs or of any proposal of the Borrower to acquire or become a tenant in any real property;

                  (v) immediately notify the Lender Group of any release of any Hazardous Material or of any other environmental incident affecting the Borrower or any of its properties or assets that has resulted or may result in a Material Adverse Change;

                  (vi) provide such information and certifications which the Lender Group may reasonably request from time to time to evidence compliance by the Borrower of all its obligations under this Agreement and the Security Documents;

                  (vii) undertake, at the Borrower's expense, such environmental audits or studies on any property owned, leased or used by the Borrower or the operations of its business as the Lender Group may reasonably request;

                  (viii) provide, at the Borrower's expense, all third party consents, authorizations and directions that are required to permit any inspection or review of any property owned, leased or used by the Borrower and the activities carried out thereon and the Borrower hereby consents to the release to the Lender Group, or its representatives, of information relating to the same and compliance by the Borrower and others having an interest in the same with all Requirements of Environmental Law; and

                  (ix) maintain an appropriate environmental management system and compliance programs, policies and procedures to manage its business and ensure compliance with the Requirements of Environmental Law and the proper understanding and management of all environmental and occupational health and safety matters.

         (r) ILLNESS & INCAPACITY. If, at any time, Mr. Michael Steele shall be prevented by reason of illness or other physical incapacity from performing his duties as senior executive officer of the Borrower for a period of two (2) consecutive months or more, and, if such incapacity relates to an illness, a duly qualified medical physician has certified that his condition is not likely to materially improve so as to permit him to re-assume his duties hereunder within the then next following month, then the Borrower shall immediately appoint, as a temporary replacement for Mr. Michael Steele, a senior executive officer (to be consented to by the Lender Group in its sole discretion), to perform the duties and assume the responsibilities of Mr. Michael Steele during his continued illness or other physical incapacity.

         (s) INTELLECTUAL PROPERTY. The Borrower shall use commercially reasonable best efforts to cause any past and current employee, independent contractor or consultant which has dealt with any intellectual property of the Borrower to execute and deliver an assignment and waiver of any right relating to the intellectual property of the Borrower.

         (t) CSBIFA QUALIFICATIONS. The Borrower will give to the Lender Group prompt written notice if any of the following cease to be true:

                  (i) the Borrower is a taxable Canadian corporation within the meaning of the Income Tax Act (Canada);

                  (ii) the Borrower carries on no business other than the Business;

                  (iii) not less than 90% of the fair market value of the property of the Borrower is attributable to property used by the Borrower in the Business;

                  (iv) the Borrower and its Subsidiaries have fewer than 500 full time employees and the ordinary place of employment for 50% or more of such full time employees is located in the Province of Ontario and the wages and salaries payable to the employees whose ordinary place of employment is located in the Province of Ontario constitutes 50% or more of the total payroll expense of the Borrower; or

                  (v) the carrying value of the assets of the Borrower and its Subsidiaries calculated in the manner prescribed by the CSBIFA legislation does not exceed $50,000,000.

         (u)      REGISTRATION

                  (i) On or before August 31, 2000, the Parent shall file with the U.S. Securities & Exchange Commission a registration statement (a "Qualifying Registration Statement") which shall include shares of the Common Stock of the Parent which will be available to the
                           Lenders:

                           A.       upon conversion or exchange of any
                                    securities held by the Lenders for Common
                                    Stock of the Parent; and

                           B. upon the exercise of any warrants issued by the Parent and held by any of the Lenders and conversion of the Class X shares of the Borrower for Common Stock of the Parent.

                  (ii) On or before May 31, 2001, the Securities and Exchange Commission shall have declared the Qualifying Registration Statement described in
                           Section 7.1(u)(i) above effective so that the Common Stock of the Parent to be issued to the Lenders may be freely sold by the Lenders under the Qualifying Registration Statement without any holding periods or resale restrictions applicable to legended securities in the United States."


7.2 FINANCIAL COVENANTS. The Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below. The calculations and determination of each such financial covenant, and all accounting terms contained therein, shall be calculated and construed in accordance with GAAP:

         (a) WORKING CAPITAL OF THE BORROWER. The Borrower shall at all times after the First Advance maintain Working Capital of not less than $2,750,000.00.

         (b) INCORPORATED COVENANTS. Borrower shall at all time after Closing maintain the Incorporated Covenants.

         (c) TARGETS. For any rolling three month period after the First Advance, the Borrower shall maintain its consolidated revenue and EBITDA at not less than 85% of that forecasted in the Consolidated Forecasts contained in Schedule "M" hereof.

If the Incorporated Covenants are in conflict with or impose a more burdensome obligation on the Borrower than the respective covenants set out in paragraph 7.2(a) hereof, then the obligation of the Borrower shall be to perform the more burdensome respective obligation imposed by the Incorporated Covenants.

If the covenants set out in paragraph 7.2(a) hereof are in conflict with or impose a more burdensome obligation on the Borrower than the respective Incorporated Covenants, then the obligation of the Borrower shall be to perform the more burdensome respective obligation imposed by the covenants set out in paragraph 7.2(a) hereof, as applicable.

7.3 NEGATIVE COVENANTS. From the date hereof and until the Outstanding Borrowing is paid in full, the Borrower shall adhere to the following covenants unless waived in writing by the Majority Lenders:

         (a) NOT TO AMALGAMATE, ETC. The Borrower shall not enter into any transaction or series of related transactions (whether by way of amalgamation, merger, winding-up, consolidation, reorganization, reconstruction, continuance, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, properties, rights or assets would become the property of any other Person or, in the case of amalgamation or continuance, of the continuing corporation resulting therefrom.

         (b) NEGATIVE PLEDGE. The Borrower shall not create, assume, incur or suffer to exist any Security Interest in or upon any of their respective undertakings, properties, rights or assets except for:

                  (i)      Permitted Encumbrances;

                  (ii) Security Interests in respect of which the Lender Group has given its prior written consent as to existence and ranking; and

                  (iii) Security Interests in inventory and accounts receivable in favour of an operating lender.

         (c) NO GUARANTEES. The Borrower shall not be or become liable, directly or indirectly, contingently or otherwise, for any obligation of any other Person by Guarantee other than as permitted hereunder or in connection with a Permitted Encumbrance.

         (d) RESTRICTIONS ON SUBSIDIARIES, INVESTMENTS AND LOANS. The Borrower shall not, directly or indirectly, acquire or form any Subsidiary or make any loan to or investment in, or purchase or otherwise acquire or hold any shares or securities of, any other Person except as contemplated herein. The Borrower shall not become a partner in any partnership or a participant in any joint venture.

         (e) RELOCATION OF ASSETS. The Borrower shall not locate or permit to be situated any of its property or assets in any jurisdiction other than as set out in section 6.1(v) without having first (i) obtained the prior consent of the Lender Group in writing and (ii) taken such action as is necessary to perfect a Security Interest in favour of the Lender Group in such property or assets; (iii) if a leasehold premises, obtained a form of non-disturbance agreement satisfactory to the Lender Group, and (iv) delivered such opinions of counsel with respect thereto as the Lender Group may reasonably require, all at the Borrower's expense.

         (f) PAYMENTS TO SHAREHOLDERS. The Borrower shall not declare or make any payment to any shareholder of the Borrower or any Person related thereto, other than the Lender Group, without the prior written consent of the Lender Group, except regular periodic payments for salary and remuneration made to employees in the ordinary course of business or except as required pursuant to agreements existing prior to the date hereof as disclosed to the Lender Group.

         (g) CAPITAL EXPENDITURES. The Borrower shall not make Capital Expenditures in excess of the Permitted Capital Expenditures without the prior written consent of the Lender Group.

         (h) LEASE PAYMENTS. The aggregate Lease Payments and payments pursuant to Capitalized Lease Obligations made by the Borrower during any Fiscal Year shall not exceed $1,000,000 without the prior written consent of the Lender Group.

         (i) DISPOSITION OF ASSETS. The Borrower shall not sell, assign, transfer, lease (as lessor) or otherwise dispose of any of its properties or assets other than inventory and obsolete or surplus fixed assets in the ordinary course of business.

         (j) INVENTORY AND BONA FIDE. Except for purchases and sales amongst the Group Subsidiaries, the Borrower shall purchase and sell inventory only from and to parties respectively at arm"s length to the Borrower.

         (k) CHANGE OF BUSINESS. The Borrower shall not change the nature of its business or discontinue any of its material business.

         (l) NO AMENDMENT TO ORGANIZATIONAL DOCUMENTS, FISCAL YEAR OR SENIOR LOAN AGREEMENTS. The Borrower shall not amend its organizational documents or change its Fiscal Year end or agree to any amendment or refinancing of the terms, conditions and provisions of the Senior

                  Loan Agreements as such exist on the Closing Date, without the prior written consent of the Lender Group.

         (m) NO REDUCTION IN INSURANCE COVERAGE. The Borrower shall not reduce the extent or scope of its insurance coverage without the prior written consent of the Lender Group.

         (n) NO MATERIAL CONTRACTS. The Borrower shall not enter into, or become bound by, any Material Contracts without the prior written consent of the Lender Group except in the ordinary course of business.

         (o) ELIGIBLE USE OF FUNDS. The proceeds of the loan advances from First Ontario contemplated by this Agreement shall not be used to fund any of the following purposes:

                  (i) relending unless permitted pursuant to the CSBIFA legislation;

                  (ii) investment in land except land that is incidental and ancillary to the business of the Borrower;

                  (iii)    reinvestment outside of Canada;

                  (iv) the purchasing or acquiring of the securities of any person unless permitted pursuant to the CSBIFA legislation;

                  (v)      the payment of dividends;

                  (vi) a return of capital to the shareholders of the Borrower; or

                  (vii) to carry on a business through a permanent establishment or branch operation outside of Canada.

         (p) ACQUISITION. The Borrower shall not complete the acquisition of Great American Barbeque Company unless it has obtained a new working capital credit facility of at least $1,000,000 USD on terms satisfactory to the Lender Group.

7.4 TRACING OF FUNDS. For greater certainty, the proceeds of the loan advance from First Ontario shall not be used for any purpose which are not an eligible use of funds pursuant to section 18 of the Community Small Business Investment Funds Act (Ontario). Such ineligible expenditures shall be paid from the proceeds of the loan advance from Southbridge and BMOCC.

7.5 INCURRING FURTHER DEBTS. Subject to paragraph 7.3(b) hereof, from the date hereof and until the Outstanding Borrowing is paid in full, the Borrower shall not incur any additional secured indebtedness or indebtedness ranking pari passu or senior to the Outstanding Borrowing without the prior written consent of Southbridge and BMOCC except Indebtedness secured by Permitted Encumbrances.


                               PART 8.0 - SECURITY

8.1 OBLIGATION TO PROVIDE. As security for the repayment of the Outstanding Borrowing, and the discharge and performance of all obligations of the Borrower to the Lender Group hereunder, the Borrower shall issue or cause to be issued in favour of the Lender Group the security contemplated under this Part 8.0 which shall rank in priority to the security of any other Person (other than the Senior Lenders) unless specifically provided.

8.2 SECURITY. Subject to section 8.3 hereof, the Borrower shall execute and deliver to or shall cause to be executed and delivered to the Lender Group in form and substance satisfactory to the Lender Group the following documents:

         (a) in respect of First Ontario, a general security agreement creating a floating charge on all the undertaking, property and assets of any or all of the Parent, the Borrower and the Group Subsidiaries including, without limitation, all intellectual property, licenses and leases in registerable form (as appropriate); and in respect of Southbridge and BMOCC, a general security agreement creating a fixed charge on all the undertaking, property and assets of any or all of the Parent, the Borrower and the Group Subsidiaries including, without limitation, all intellectual property, licenses and leases in registerable form (as appropriate);

         (b) an assignment of insurance policies and proceeds thereof issued to any or all of the Parent, the Borrower and the Group Subsidiaries covering its business or Property;

         (c) a pledge by the Borrower and the Parent to the Lender Group of all of the shares of each of the Group Subsidiaries;

         (d) a guarantee from each of the Parent, and Group Subsidiaries in respect of the obligations of the Borrower pursuant to this Agreement, such guarantee to be secured by the respective general security agreement and assignment of insurance policies and proceeds thereof described in paragraphs (a) and
                  (b) above; and

         (e) all such other security agreements which the Lender Group may reasonably require.

For purposes of this section 8.2, the interpretation of Borrower in section 1.2 does not apply.

8.3 FIRST ONTARIO SUBORDINATION OF SECURITY. Notwithstanding any other provision in this Agreement, First Ontario hereby subordinates all existing and future security now or hereinafter delivered by the Borrower to First Ontario pursuant to this Agreement (collectively, the "Subordinate Security") to and in favour of all existing security now or hereafter delivered by the Borrower to Southbridge and BMOCC pursuant to this Agreement (collectively, the "Senior Security") and all liens, charges, security interests and other encumbrances contained in the Senior Security shall, in all events and under all circumstances, rank in priority to all liens, charges, security interests and other encumbrances contained in the Subordinate Security.

8.4 DISCHARGE OF PPSA REGISTRATIONS. The Borrower shall execute and deliver to or shall cause to be executed and delivered to the Lender Group in form and substance satisfactory to the Lender Group documents evidencing the discharge of the registrations under the Personal Property Securities Act (Ontario) and similar legislation in other jurisdictions in favour of any Person (other than the Senior Lenders) against the Property of the Borrower unless consented to in writing by the Lender Group.

8.5 ACKNOWLEDGMENT OF SECURITY ARRANGEMENTS. The Borrower hereby agrees with, and acknowledges to, the Lender Group that all of the security granted to First Ontario and BMOCC pursuant to the subordinated loan agreement dated May 10, 1999 between First Ontario, BMOCC, the Parent, and the Borrower is continuing security for all obligations of the Borrower to First Ontario and BMOCC, including all obligations of the Borrower to Southbridge, First Ontario and BMOCC under the credit facility contemplated by this Agreement.

8.6 FURTHER ASSURANCES. The Borrower from time to time shall deliver or cause to be delivered to the Lender Group duly executed documents in form and substance satisfactory to the Lender Group and its counsel as may be reasonably requested by the Lender Group for the purpose of giving effect to this Agreement or the Security or for the purpose of establishing compliance with the representations, warranties and conditions of this Agreement.

                          PART 9.0 - EVENTS OF DEFAULT

9.1 EVENTS OF DEFAULT. Notwithstanding anything to the contrary herein, the Outstanding Borrowing shall, at the option of the Lender Group, become immediately due and payable to the Lender Group and the Security shall, at the option of the Lender Group, become immediately enforceable upon the occurrence of any of the following events:

         (a) FAILURE TO PAY PRINCIPAL OR INTEREST - if the Borrower fails to make payment within 2 Business Days of the day on which any principal amount or interest payable hereunder is due;

         (b) FAILURE TO PAY OTHER AMOUNTS - if the Borrower fails to make payment when due of any amount payable hereunder other than principal or interest and if such payment is not made within 5 Business days of the day on which such payment is due;

         (c) FALSE REPRESENTATIONS, ETC. - if any representation, warranty, certificate, statement or report made or given herein or otherwise in connection with the Credit Facility is false or erroneous in any material respect;

         (d) CROSS-DEFAULT - if the Borrower defaults in the payment, when due, of any Indebtedness to any Person(s), and such default has not been waived by such Person(s); or such Indebtedness is accelerated or otherwise becomes due and payable prior to the stated maturity thereof;

         (e) CROSS DEFAULT TO THE SENIOR LOAN AGREEMENTS - if the Borrower is in default of any obligation which has not been waived by the Senior Lenders under a Senior Loan Agreement;

         (f) RECEIPT OF NOTICE FROM SENIOR LENDER. If the Lender Group receives notice from a Senior Lender that a payment may not be made to the Lender Group by the Borrower.

         (g) DEFAULT IN OTHER COVENANTS - if, other than in respect of any covenant to pay, there is any default or failure in the observance or performance of any other act hereby required to be done or any other covenant or condition hereby required to be observed or performed, and the default or failure continues for 5 Business Days after notice by the Lender Group to the Borrower specifying such default or failure;

         (h) CHANGE IN OWNERSHIP OR CONTROL - if there is any sale or pledge of the beneficial ownership of the shares in the Parent owned by Michael Steele or if any Person holds more than 30% of the issued voting shares of the Parent;

         (i) INSURANCE LAPSE - if any insurance on the properties or assets of the Borrower lapses and such coverage shall not be reinstated within 15 Business Days of such lapse;

         (j) INSOLVENCY - if the Borrower is unable to pay debts as such debts become due, or is, or is adjudged or declared to be, or admits to being, bankrupt or insolvent;

         (k) VOLUNTARY PROCEEDINGS - if the Borrower makes a general assignment for the benefit of creditors; or any proceeding or filing is instituted or made by the Borrower seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any similar law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties or assets; or the Borrower takes any corporate action to authorize any of the actions set forth in this section 9.1(k);

         (l) INVOLUNTARY PROCEEDINGS - if any notice of intention is filed or any proceeding or filing is instituted or made against the Borrower in any jurisdiction seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties or assets or seeking possession, foreclosure or retention, or sale or other disposition of, or other proceedings to enforce security over, all or a substantial part of the assets of the Borrower unless the same is being contested actively and diligently in good faith by appropriate and timely proceedings and is dismissed, vacated or stayed within 30 days of institution thereof;

         (m) RECEIVER, ETC. - if a receiver, liquidator, trustee, sequestrator or other officer with like powers is appointed with respect to, or an encumbrancer takes possession of, or forecloses or retains, or sells or otherwise disposes of, or otherwise proceeds to enforce security over any material portion of the properties or assets of the Borrower or gives notice of its intention to do so;

         (n) EXECUTION, DISTRESS - if any writ, attachment, execution, sequestration, extent, distress or any other similar process becomes enforceable against the Borrower or if a distress or any analogous process is levied against any of the properties or assets of the Borrower, except where the same is being contested actively and diligently in good faith by appropriate and timely proceedings;

         (o) SUSPENSION OF BUSINESS - if the Borrower suspends or ceases or threatens to suspend or cease its business;

         (p) SALE - if the Borrower sells or otherwise disposes of, or threatens to sell or otherwise dispose of, all or a substantial part of its undertaking and property and assets whether in one transaction or a series of related transactions;

         (q) IMPAIRMENT OF SECURITY - if, in the sole and unfettered opinion of the Lender Group, any Security may be or becomes impaired, invalid, unperfected or unenforceable in any material respect unless such impairment, invalidity, unperfection or unenforceability was solely caused by or was the result of an omission by the Lender Group;

         (r) MATERIAL CHANGE - if there is a Material Adverse Change in the business or affairs of the Borrower;

         (s) LITIGATION - if the Borrower fails, within 30 days of the commencement of same, to contest actively and diligently in good faith by appropriate and timely proceedings any action, suit, litigation or other proceeding commenced against it which would materially adversely affect the Borrower;

         (t) DEATH OR TERMINATION OF KEY PERSON - if Mr. Michael Steele should die; and

         (u) TERMINATION OF EMPLOYMENT OF KEY PERSON - if Mr. Michael Steele should be terminated from his employment with the Borrower and has not been reinstated by the Borrower within 15 days of such termination.

9.2 LENDER GROUP MAY WAIVE. The Lender Group may at any time waive any Default or Event of Default which may have occurred, provided that no such waiver shall extend to or be taken in any manner whatsoever to affect any subsequent Default or Event of Default or the rights or remedies resulting therefrom. No such waiver shall be effective unless given by the Lender Group in writing.

9.3 ACCELERATION. If any Event of Default shall occur,

         (a) the whole or any part of the principal amount of the Outstanding Borrowing and all accrued and unpaid interest thereon, and

         (b)      all other payments due under this Agreement,

shall, at the option of the Lender Group, become immediately due and payable with interest thereon, at the rate or rates determined as provided in this Agreement, to the date of actual payment thereof, all without additional notice, presentment, protest, demand, notice of dishonour or any other demand or notice whatsoever, all of such are hereby expressly waived by the Borrower. In such event the Security shall become immediately enforceable and the Lender Group may, in its discretion, exercise any right or recourse and/or proceed by any action, suit, remedy or proceeding against the Borrower authorized or permitted by law for the recovery of all the obligations and proceed to exercise any and all rights under this Agreement and under the Security, and no such remedy for the enforcement of the rights of the Lender Group shall be exclusive of or dependent on any other remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

9.4 TERMINATION OF LENDER GROUPS' OBLIGATIONS. The occurrence of an Event of Default terminates any right of the Borrower to obtain any further credit from the Lender Group pursuant to this Agreement and relieves the Lender Group of any obligation to provide any further credit under this Agreement.

9.5 MONITOR. Upon the occurrence of an Event of Default, and until such Event of Default is cured, the Lender Group shall have the right to require the Borrower to appoint such financial adviser as the Lender Group may specify, as monitor to provide on-going reports to the Lender Group on the financial condition and prospects of the Borrower. The reasonable expenses of such monitor shall be paid promptly by the Borrower upon receipt of invoice.

9.6 REMEDIES ARE CUMULATIVE. For greater certainty, the rights and remedies of the Lender Group under this Agreement are cumulative and are in addition to and not in substitution for any rights or remedies provided by law; and any single or partial exercise by the Lender Group of any right or remedy for a Default or Event of Default or breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy to which the Lender Group may be lawfully entitled for the same default or breach, and any waiver by the Lender Group of the strict observance, performance or compliance with any term, covenant, condition or agreement herein contained and any indulgence granted by the Lender Group shall be deemed not to be a waiver of that or any subsequent default.

9.7 CASH COLLATERAL ACCOUNTS. Upon the occurrence of an Event of Default and in addition to any other rights or remedies of the Lender Group hereunder, the Lender Group as and by way of collateral security shall be entitled to deposit and retain in an account to be maintained by the Lender Group (with interest) amounts which are received by the Lender Group from the Borrower hereunder or as proceeds of realization of any Security to the extent such amounts may be required to satisfy any contingent or unmatured obligations or liabilities of the Borrower to the Lender Group hereunder.

                        PART 10.0 - ENVIRONMENTAL MATTERS

10.1 REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants as follows:

         (a) The Borrower's business has been operated in compliance in all material respects with all applicable Environmental Laws and with all permits, licenses and authorizations issued pursuant to Environmental Laws.

         (b) There are no claims, investigations, litigation, administrative proceedings, whether pending, or to the best of the Borrower's knowledge after due inquiry, threatened relating to any Contaminants, Releases or other forms of pollution or alleged violation of applicable Environmental Laws (collectively Environmental Matters) that may reasonably be expected to have or give rise to a Material Adverse Change upon the Borrower. The Borrower has not assumed any material liability of any other Person for response, removal, remediation, investigation, clean up, compliance or required capital expenditures in connection with any matter arising prior to the date hereof.

10.2 ENVIRONMENTAL COVENANTS. The Borrower covenants with the Lender Group as follows:

         (a) COMPLIANCE. The Borrower shall comply in all respects with the requirements of any Environmental Law applicable to it.

         (b) NOTIFICATION. The Borrower shall promptly forward to the Lender Group copies of all material orders, notices, permits, applications or other communications and reports in connection with any Environmental Law affecting or relating to the Property or the operations and activities of the Borrower.

10.3 INDEMNITY. The Borrower shall at all times indemnify and hold the Lender Group harmless against and from any and all claims, suits, actions, debts, damages, costs, losses, obligations, judgments, charges, and expenses, of any nature whatsoever suffered or incurred by the Lender Group, whether upon realization of the Security, or as lender to the Borrower, or as successor to or assignee of any right or interest of the Borrower, or as a result of any order, investigation or action by any governmental or regulatory authority relating to the Borrower or its business or Property or as privileged or hypothecary creditor or mortgagee in possession of Property or as successor or successor-in-interest to the Borrower as a result of any taking of possession of all or any of the Property or by any other means relating to the Borrower, under or on account of any breach of Environmental Law, with respect to:

         (a) the Release of a Contaminant, the threat of the Release of any Contaminant, or the presence of any Contaminant affecting any Property, whether or not the same originates or emanates from such Property, including any loss of value of the Property as a result of any of the foregoing,

         (b) the Release of a Contaminant owned by, or under the charge, management or control of the Borrower, or any predecessor or assignor of the Borrower,

         (c) any costs incurred by any federal, provincial, state, municipal, local or other governmental or regulatory authority or any other person or damages from injury to, destruction of, or loss of natural resources in relation to, the Property or elsewhere, including reasonable costs of assessing such injury, destruction or loss incurred under any Environmental Laws,

         (d) liability for personal injury or property damage arising by reason of any civil law offenses or quasi-offenses or under any statutory or common law tort or similar theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance or for the carrying on of a dangerous activity at, near, or with respect to the Property or elsewhere, and/or

         (e) any other environmental matter affecting the Property or the operations and activities of the Borrower within the jurisdiction of any federal, provincial, municipal, state or local environmental agency.

The obligations of the Borrower under this section 10.3 shall arise upon the discovery of the presence or Release of any Contaminant, whether or not any federal, provincial, municipal, state or local environmental agency has taken or threatened any action in connection with the presence of any Contaminant.

10.4 SCOPE OF INDEMNITY. The Borrower acknowledges that the Lender Group has agreed to make the Borrowing available in reliance upon its representations, warranties, and covenants in this Part. For this reason, it is the intention of the Borrower and the Lender Group that the provisions of this Part shall supersede any other provisions in this Agreement, or the Security which in any way limit the liability of the Borrower and the Borrower shall be liable for any obligations arising under or in connection with this Part even if the amount of the liability incurred exceeds the Outstanding Borrowing. The obligations of the Borrower arising under this Part are absolute and unconditional and shall not be affected by any act, omission or circumstance whatsoever, except in respect of negligence or wilful misconduct by the Lender Group. The obligations of the Borrower arising under this Part shall survive the repayment of the Outstanding Borrowing and shall survive the transfer of any or all right, title and interest in and to any Property by the Borrower to any person.

10.5 CONSULTANTS, ETC. The Lender Group, acting reasonably, may employ lawyers, engineers, scientists, or consultants of the Lender Group"s choice at the expense of the Borrower. Any engineer, scientist, or consultant so engaged by the Lender Group may upon reasonable notice to the Borrower enter onto the premises of the Borrower for the purpose of any inquiry and may make any necessary excavation or bore holes and take samples of any material or substance, and record or copy any information by any method. The Lender Group shall ensure that any such Person employed by or acting on behalf of the Lender Group shall conduct itself and any inquiry or other activity on or in respect of any Property in a manner which does not disrupt the business of the Borrower or which results in a breach of any Environmental Law. The Borrower hereby consents to any inquiries by the Lender Group or any lawyers, engineers, scientists, or consultants engaged on its behalf under any freedom of access or freedom of information legislation and agrees to execute such further consents or documents as may be necessary to give effect to this section 10.5. The Lender Group shall not disclose to any Person any of the information obtained as a result of the foregoing without the prior written consent of the Borrower unless disclosure is required by law, in which case the Lender Group shall notify the Borrower and provide the Borrower with a reasonable opportunity to oppose the disclosure of such information.

10.6 FEES AND EXPENSES. If the Lender Group retains the services of any lawyer, engineer, scientist, or consultant in connection with the subject of this Part, the Borrower shall pay the reasonable out-of-pocket costs and fees thereby incurred if retained and applicable to such party as a result of any breach of Environmental Law or in connection with any inquiry or investigation by a federal, provincial, municipal, state or local government or agency in connection with Environmental Law or if the services performed are reasonably necessary for the performance of the functions of the Lender Group under this Agreement or for the preservation or protection of the Security.

10.7 INTEREST. If the Lender Group incurs any obligations, costs or expenses under this Part or in respect of any Environmental Activity covered by this Part, the Borrower shall pay the same to the Lender Group on demand in respect of such party's obligations, and if such payment is not received within ten days, such amount will be treated as a Borrowing and the Borrower will pay interest thereon at the Interest Rate plus 3% per annum calculated monthly which shall accrue from the date of expiry of such ten day period to the date of payment.

10.8 ENVIRONMENTAL COMPLIANCE. If the Borrower provides the Lender Group with any notification required under section 7.1(q) or 10.2 hereof or if the Lender Group otherwise receives any environmental information, the Lender Group, in its sole discretion, may determine that an adverse change in the environmental condition of the Borrower has occurred, which decision shall constitute, in the absence of manifest error, conclusive evidence of the adverse change. Following such determination, the Lender Group may provide to the Borrower directions or instructions as to the remedial action to be undertaken by the Borrower with respect to such adverse change, and the Borrower shall comply with any such direction or instruction diligently and at its own expense. Notwithstanding the issuance of any such direction or instruction, the Borrower shall remain solely responsible for compliance with all Requirements of Environmental Law with respect to its assets, properties and businesses and the Lender Group shall not, and shall not be deemed to, assume or be charged with any liability or obligation with respect to such compliance.


                               PART 11.0 - GENERAL

11.1 NOTICES. Any notice, request or other communication hereunder to any of the parties hereto shall be in writing and be well and sufficiently given if delivered personally or sent by prepaid registered mail to its address or by telecopier to the number and to the attention of the person set forth below:

        (a)     In the case of the Borrower and Parent:

                350 Creditstone Road
                Concord, Ontario
                L4K 3Z2

                Attention: Mr. Michael Steele, President

                Telecopier No.: (905) 366-6368

                With a copy to:

                McCarter Grespan Robson Beynon Thompson
                675 Riverbend Drive
                Kitchener, Ontario
                N2K 3S5

                Attention: Thomas D. Beynon

                Telecopier No.: (519) 742-1841

        (b)     In the case of the Lender Group:

                First Ontario Labour Sponsored Investment Fund Ltd. c/o First Ontario Management Ltd.
                234 Eglinton Avenue East
                Suite 310
                Toronto, Ontario
                M4P 1K5

                Attention: Mr. Ken Delaney, President

                Telecopier No.: (416) 487-1345
                and

                Bank of Montreal Capital Corporation
                302 Bay Street
                7th Floor
                Toronto, Ontario
                M5X 1A1

                Attention: Mr. Mel Margolese, Managing Director

                Telecopier No.: (416) 867-4108

                with a copy to:

                Crosbie Capital Management Inc.
                9th Floor, P.O. Box 116
                First Canadian Place
                Toronto, Ontario
                M5X 1A4

                Attention: Mr. Colin Walker, Partner

                Telecopier No.: (416) 362-3447

                Southbridge Investment Partnership No. 1
                150 Water Street South
                Cambridge, Ontario
                N1R 3E2

                Attention: Lynda King

                Telecopier No.: (519) 621-8886

                and with a copy to:

                Gowling, Strathy & Henderson
                Suite 1020
                50 Queen Street North
                Kitchener, Ontario
                N2H 6M2

                Attention: Mr. Peter M. Koch
                           Mr. F. John Durdan

                Telecopier No.: (519) 571-5040

Any such notice shall be deemed to be given and received, if delivered, when delivered, and if mailed, on the third Business Day following the date on which it was mailed, unless an interruption of postal services occurs or is continuing on or within the three Business Days after the date of mailing in which case the notice shall be deemed to have been received on the third Business Day after postal service resumes and if sent by telecopier on the next Business Day after the day on which the telecopy is sent. Either party may by notice to the other, given as aforesaid, designate a changed address or telecopier number.

11.2 PERFORMANCE OF COVENANTS BY THE LENDER GROUP. If any of the covenants or obligations contained herein shall not be performed by the Borrower, the Lender Group may perform such covenant or obligation and, if in so doing the Lender Group spends money or incurs liability, the amount of money so spent or liability incurred shall be added to the principal of Outstanding Borrowing. All such amounts shall become immediately due and payable and any such amounts which remain unpaid after demand shall accrue interest at the Interest Rate plus 3% per annum calculated monthly until paid in full.

11.3 BREAK FEE. If the Borrower does not complete the transactions contemplated hereby, the Borrower shall promptly, but no later than June 10, 2000, pay to First Ontario Management Ltd. (acting as agent for the Lender Group) a break fee of $100,000 plus goods and services tax exigible thereon. Such fee shall be deemed to be earned for the time, effort and exposure incurred by the Lender Group in (i) reviewing and establishing all documentation, financial information, proposal and plans referable to the Credit Facility, and (ii) establishing satisfactory priority arrangements with the holders of the Permitted Encumbrances. Such fee shall be paid on the Closing Date if it has not been paid prior to the Closing Date.

11.4 INDEMNITY. In addition to any other indemnity provided for herein, the Borrower hereby indemnifies the Lender Group on demand against any loss (other than loss of profit), expense or liability which the Lender Group may sustain or incur as a consequence of the action or inaction of the Borrower in connection with:

         (a) any default in payment of the principal amount of any Borrowing or any part thereof or interest accrued thereon, as and when due and payable;

         (b) any failure to fulfill on or before any Borrowing Date the conditions precedent to any Borrowing as provided for in this Agreement, if as a result of such failure such Borrowing is not made on such date;

         (c)      the occurrence of any Event of Default; or

         (d) any misrepresentation made by the Borrower herein or in any instrument in writing delivered to the Lender Group in connection with this Agreement,

excluding only any loss arising as a result of the Lender Group"s negligence.

11.5 PUBLICITY. The Lender Group shall be entitled to publicity in connection with the transactions contemplated in this Agreement.

11.6 NO SET-OFF OR COUNTERCLAIM. The obligation of the Borrower to make payments hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any set-off, compensation, counterclaim, recoupment, defence or other right which the Borrower may have against the Lender Group.

11.7 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.8 TIME OF ESSENCE. Time shall, in all respects, be of the essence of this Agreement.

11.9 ASSIGNMENT. The Borrower may not assign this Agreement or any part hereof without the prior written consent of the Lender Group. The Lender Group shall be entitled to assign this Agreement.

11.10 ENTIRE AGREEMENT. This Agreement, together with any security or other instrument contemplated hereby, constitutes the entire agreement between the parties with respect to the matters covered hereby and supersedes any other prior agreements or representations.

11.11 AMENDMENTS. No amendment, modification or waiver of any provision of this Agreement or consent by the Lender Group to any departure from any provision of this Agreement is in any way effective unless it is in writing and signed by the Borrower (in respect of an amendment or modification), and the Lender Group, in which event the amendment, modification, waiver or consent is effective only in the specific instance and for the specific purpose for which it is given.

11.12 LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract and the parties hereby submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

11.13 CONFLICT. In the event that there is any conflict between the provisions contained in this Agreement and the provisions contained in any document delivered pursuant hereto or in connection herewith including, without limitation, the Security, the provisions of this Agreement shall have priority over and shall override the provisions contained in the other document.

11.14 LOAN PARTICIPATION. The Lender Group, without additional cost and expense to the Borrower, reserves the right to sell, assign or transfer or grant a participation in the Credit Facility, in whole or in part, to one or more Persons (the "Participants"), without notice to, or the consent of the Borrower. For the purpose of selling, assigning, transferring or granting a participation, the Lender Group may disclose, on a confidential basis, to a potential Participant such information concerning the Borrower as the Lender Group considers appropriate. The Borrower agrees to execute and deliver such further documentation and take such further action as the Lender Group considers necessary or advisable to give effect to such sale, assignment, transfer or grant of participation. In the case of sale, assignment, transfer or granting of a participation, the Participant shall have, to the extent of such sale, assignment, transfer or grant of participation, the same rights and obligations as it would have if it were the Lender Group on the Closing Date and as such had executed this Agreement and the Security and any other instrument contemplated hereunder as required.

11.15 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and enure to the benefit of the parties and their respective successors and assigns.

11.16 COUNTERPART. This Agreement and any agreement contemplated thereby may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same Agreement or agreement, as applicable.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.


                 REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK

                                   INTERNATIONAL MENU SOLUTIONS CORPORATION


                                   By:      ______________________________
                                            Name:   Michael Steele
                                            Title:  President
                                                                            c/s


                                   INTERNATIONAL MENU SOLUTIONS INC.


                                   By:      ______________________________
                                            Name:   Michael Steele
                                            Title:  President
                                                                            c/s


                                   SOUTHBRIDGE INVESTMENT PARTNERSHIP NO. 1 by its general partner,
                                   SIPGP NO. 1 INC.


                                   By:      ______________________________
                                            Name:   Michael Petersen
                                            Title:  President
                                                                            c/s

                                   BANK OF MONTREAL CAPITAL CORPORATION


                                   By:      ______________________________
                                            Name:   Mel Margolese
                                            Title:  Managing Director


                                   FIRST ONTARIO LABOUR SPONSORED INVESTMENT
                                   FUND LTD.


                                   By:      ______________________________
                                            Name:   Colin Walker
                                            Title:  Vice-President

                                   SCHEDULE A

                                 DEFINED TERMS

(a) "AFFILIATES" shall have the meaning ascribed to that term in the Business Corporations Act (Ontario).

(b) "AGREEMENT" means this agreement and the schedules hereto and any amendments or supplements to this agreement or the schedules at any time and from time to time.

(c) "APPLICABLE LAW" means, at any time, with respect to any Person, property, transaction or event, all applicable laws, statutes, regulations, treaties, judgments and decrees and (whether or not having the force of law) all applicable official directives, rules, consents, approvals, by-laws, permits, authorizations, guidelines, orders and policies of any governmental or regulatory body or Persons having authority over any of the parties hereto.

(d) "BENCHMARK FINANCIALS" means the Consolidated interim financial statements of the Parent prepared by the Parent and forming part of its 10-Q filing under the Securities Exchange Act of 1934 as at March 31, 2000 which are attached as Schedule B hereto.

(e) "BMOCC PROPORTIONATE INTEREST" means zero percent (0%) until the Second Advance is made, and then it shall be 11.11%.

(f) "BORROWER'S FINANCIALS" means the consolidated financial statements of International Menu Solutions Inc. and its Subsidiaries as at March 31, 2000 which are attached as Schedule K.

(g) "BORROWING" means a drawdown of or advance by a Lender under, the Credit Facility.

(h)      "BORROWING DATE" means the Business Day on which a Borrowing is made.

(i) "BUSINESS" means the business of a marketer and seller of home meal replacement products throughout North America.

(j) "BUSINESS DAY" means a day on which banks are open for business in Toronto, Ontario other than a Saturday, Sunday or such other day as banks in Toronto, Ontario are authorized or required to be closed for business.

(k) "CAPITAL EXPENDITURES" means expenditures by the Borrower which would be classified as capital in nature according to GAAP.

(l) "CAPITALIZED LEASE OBLIGATIONS" means monetary obligations under agreements for the lease or rental of real or personal property that in accordance with GAAP are required to be capitalized.

(m) "CLOSING" means the completion of the first advance by the Lender Group to the Borrower.

(n)      "CLOSING DATE" means May 31, 2000.

(o) "CONSOLIDATED" means, when used to describe the calculation of any amount relating to the Borrower and its Subsidiaries, consolidated in accordance with GAAP.

(p) "CONTAMINANT" includes, but is not limited to, any pollutant, dangerous, toxic or hazardous substance, waste of any description whatsoever, hazardous materials or contaminants including any of the foregoing as defined in any Environmental Law.

(q) "CONTINGENT FINANCIAL OBLIGATION" means, at any time and without duplication, any obligation of the Borrower guaranteeing, indemnifying or securing or in effect guaranteeing, indemnifying or securing, whether directly or indirectly, any indebtedness, liability or obligation, absolute or contingent, of any other Person, as determined in accordance with GAAP.

(r)      "CREDIT FACILITY" means the credit facility made available under Part
         2.0.

(s)      "CSBIFA" means the Community Small Business Investment Fund Act
         (Ontario);

(t) "CURRENT ASSETS" means, at any particular time, the current assets of the Borrower as at such date determined in accordance with GAAP.

(u) "CURRENT LIABILITIES" means, at any particular time, the current liabilities of the Borrower as at such date plus, to the extent not otherwise included and without duplication:

         (i)      the current portion of Capitalized Lease Obligations; and

         (ii)     the current portion of all Indebtedness owed by the Borrower,

         determined in accordance with GAAP.

(v) "DEBT" means, at any particular time, the aggregate amount of all Current Liabilities and all long-term debt (both the current and non-current portions) of the Borrower as such amounts would be classified on the balance sheet of the Borrower in accordance with GAAP at such time including, but not limited to:

         (i)      short-term debt;

         (ii)     long-term debt;

         (iii)    Capitalized Lease Obligations;

         (iv)     the current portion of subordinated debt;

         (v)      Guarantees; and

         (vi)     unpostponed shareholder loans.

         For greater certainty, Debt shall exclude deferred taxes and the long-term portion of the subordinated debt.

(w) "DEFAULT" means any of the events described in section 9.1 regardless of whether any requirement in connection with such event for the giving of notice, the lapse of time, or the happening of any further condition, event or act has been satisfied or met.

(x) "EBITDA" means, in respect of any particular Fiscal Period, the difference obtained by subtracting all gains included in net income attributable to the sale of fixed assets or any other non-cash gains arising out of the ordinary course of business from the aggregate of:

         (i)      Consolidated Net Income;

         (ii)     Consolidated Interest Expenses;

         (iii) Consolidated income tax expenses, including deferred income taxes;

         (iv) Consolidated depreciation and amortization expenses and other non-cash expenses; and

         (v) Consolidated losses included in net income attributable to the sale of fixed assets or any other non-cash charges arising out of the ordinary course of business,

         all as determined at the end of the said Fiscal Period by the auditors of the Borrower in accordance with GAAP.

(y) "ENVIRONMENTAL ACTIVITY" means any past, present or future activity, event or circumstance in respect of a Contaminant, including, without limitation, its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation or its Release into the natural environment including the movement through or in the air, soil, subsoil, surface water or groundwater.

(z) "ENVIRONMENTAL LAWS" means any and all federal, provincial, municipal, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licences, agreements or other governmental restrictions having the force of law relating to the environment, occupational health and safety, health protection or any Environmental Activity.

(aa) "ENVIRONMENTAL QUESTIONNAIRE" means the environmental questionnaire prepared by the Lender Group and completed by the Borrower.

(bb) "EVENT OF DEFAULT" means any of the events described in section 9.1, provided that any requirement in connection with such event for the giving of notice, the lapse of time or the happening of any further condition, event or act has been satisfied or met.

(cc) "FIRST ADVANCE" means the advance of $3,000,000 by Southbridge of the Borrowing.

(dd) "FIRST ONTARIO PROPORTIONATE INTEREST" means zero percent (0%) until the Second Advance is made and then, it shall mean 22.22 % thereafter.

(ee) "FISCAL PERIOD" means a Fiscal Year or any period of one, two or three Fiscal Quarters.

(ff) "FISCAL QUARTER" means any of the fiscal quarters of the Borrower ending on the last day of March, June, September and December in each year.

(gg) "FISCAL YEAR" of an entity means the 12 month period ending on the fiscal-year end of that entity and in the case of the Borrower the 12 month period ending on December 31 of each year.

(hh) "GAAP" means the generally accepted accounting principles recommended in Canada by the Canadian Institute of Chartered Accountants as set forth from time to time in the publication known as the CICA Handbook save and except that in connection with the Parent,

         "GAAP" means the generally accepted accounting principles applicable in the United States of America.

(ii) "GROUP SUBSIDIARIES" means, collectively, Prime Foods Processing Inc., Transcontinental Gourmet Foods Inc., Tasty Selections Inc., D. C. Food Processing Inc., The Ultimate Cookie Co. Inc., Huxtable's Kitchens Inc., and any other direct or indirect Subsidiary.

(jj) "GUARANTEE" means, with respect to a Person, any absolute or contingent liability of that Person under any guarantee, agreement, endorsement (other than for collection or deposit in the ordinary course of business), discount with recourse or other obligation to pay, purchase, repurchase or otherwise be or become liable or obligated upon or in respect of any Indebtedness of any other Person and including any absolute or contingent obligations to:

         (i) advance or supply funds for the payment or purchase of any Indebtedness of any other Person,

         (ii) purchase, sell or lease (as lessee or lessor) any property, assets, goods, services, materials or supplies primarily for the purpose of enabling any other Person to make payment of Indebtedness or to assure the holder thereof against loss, or

         (iii) indemnify or hold harmless any other Person from or against any losses, liabilities or damages, in circumstances intended to enable such other Person to incur or pay any Indebtedness or to comply with any agreement relating thereto or otherwise to assure or protect creditors against loss in respect of such Indebtedness.

(kk) "HAZARDOUS MATERIALS" means any substance or material that is prohibited, controlled or otherwise regulated by any governmental authority pursuant to the Requirements of Environmental Law, including, without limitation, any contaminant, pollutant, dangerous substance, toxic substance, designated substance, controlled product, hazardous waste, subject waste, hazardous material, dangerous good or petroleum, its derivatives, by-products or other hydrocarbons, asbestos, polychlorinated biphenyls (PCBs) or PCB contaminated fluids or equipment, explosives, or radioactive substances, all as defined in or pursuant to the Requirements of Environmental Law.

(ll) "INCORPORATED COVENANTS" means the financial covenants imposed by the Senior Loan Agreements, as amended from time to time thereafter, provided that such amendments impose a more burdensome obligation on the Borrower than the covenants set out in the Senior Loan Agreements.

(mm)     "INDEBTEDNESS" of a Person means, without duplication,

         (i) all debts, liabilities and obligations, contingent and other, including principal, interest, charges and fees, which in accordance with GAAP would be classified upon the Person's balance sheet as liabilities including, without limitation, all Capitalized Lease Obligations,

         (ii) all obligations secured by any Security Interest, including principal, interest, charges and fees, existing on property owned or acquired by the Person subject to such Security Interest whether or not the Person has assumed or otherwise become liable for the payment of such obligations, and

         (iii) all obligations and liabilities incurred pursuant to Guarantees issued by the Person.

(nn) "INTEREST EXPENSES" means, for any particular Fiscal Period, the amount which would, in accordance with GAAP, be classified on the Consolidated income statement of the Borrower for such period as gross interest expense, including the interest component of all Capitalized Lease Obligations.

(oo) "INTEREST PAYMENT DATE" means the last Business Day of each calendar month.

(pp)     "INTEREST RATE" means:

         (i) for the period from the date of the First Advance until and including August 31, 2000, 12% per annum;

         (ii) for the period from September 1, 2000 until and including November 30, 2000, 24% per annum; and

         (iii) for the period December 1, 2000 until the outstanding principal amount of the Borrowing has been paid in full, 36% per annum.

(qq) "LEASE PAYMENTS" means, for any particular period, the amount which would, in accordance with GAAP, be classified on the Consolidated income statement of the Borrower for such period as operating or non-capital lease payment expenses.

(rr)     "LENDER" means one of the Lender Group

(ss) "LIEN" means any deed of trust, mortgage, charge, hypothec, assignment, pledge, lien or other security interest or encumbrance of whatever kind or nature, including without limitation, vendor"s privilege or supplier"s right of reclamation, regardless of form and whether consensual or arising by law (statutory or otherwise) that secures the payment of any indebtedness or liability or the observance or performance of any obligation, and including any agreement to give any of the foregoing.

(tt) "LOAN AMOUNT" means $3,000,000 in the case of Southbridge, $1,000,000 in the case of First Ontario, and $500,000 in the case of BMOCC.

(uu) "MAJORITY LENDERS" means any one or more Lenders holding in the aggregate a minimum of 75% of the Outstanding Borrowing.

(vv) "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of the business, property, assets, operations, conditions (financial or otherwise) or prospects of the Borrower as determined in the good faith exercise of the Lender Group"s judgment.

(ww) "MATERIAL CONTRACTS" means the material contracts and agreements to which the Borrower is a party in connection with the business of the Borrower, including all leases, conditional sales agreements, licenses, supply agreements and sales agreements, excluding those which have a remaining term of less than three months or under which the annual obligations or benefits of the Borrower are less than $250,000, all of which are described in SCHEDULE E to this Agreement.

(xx)     "MATURITY DATE" means February 28, 2001.

(yy) "NET INCOME" means, for any particular Fiscal Period, the amount which would be classified on the Consolidated income statement of the Borrower for such period as net income in accordance with GAAP.

(zz) "OUTSTANDING BORROWING" means the aggregate of (i) the outstanding principal amount of each Borrowing, (ii) all unpaid interest and fees thereon as herein provided, and (iii) all other fees, charges and expenses required to be paid by the Borrower to the Lender Group hereunder or pursuant to any written agreements now or hereafter entered into between the Borrower and the Lender Group.

(aaa)    "PERMITTED CAPITAL EXPENDITURES" means:

         (i) for the calendar year ending 12/31/2000, capital expenditures in an amount not in excess of that presented to the Lenders as part of the Consolidated Forecasts contained in Schedule M and in particular, representing an amount of no greater than $5,000,000 in respect of the capital projects (a) for Transcontinental Gourmet Foods Inc; and (b) the relocation and expansion of Pasta Kitchens; and

         (ii) for the calendar year ending 12/31/2001, an amount not exceeding $5,000,000 except as agreed to in writing by the Lenders;

                  provided however, that the Company will immediately cease making capital commitments and, to the extent possible, defer payments at any time it foresees not being able to remain within the working capital covenant (section 7.2(a)) herein or any covenant of the Senior Lenders.

                  For greater certainty, the Company will not be permitted to complete any acquisition of any business without the prior written consent of the Lenders.

(bbb) "PERMITTED ENCUMBRANCES" means any one or more of the following with respect to the property, assets and undertaking of the Borrower:

         (i) Liens for taxes, assessments or government charges or levies not at the time due and delinquent or the validity of which are being contested in good faith by proper legal proceedings and as to which reserves are being maintained in accordance with GAAP so long as forfeiture of any part of the property or assets of the Borrower will not result from the failure to pay such taxes, assessments or governmental charges or levies during the period of such contest;

         (ii) the Lien of any judgment rendered or claim filed against the Borrower which is being contested in good faith by proper legal proceedings and as to which reserves are being maintained in accordance with GAAP so long as forfeiture of any part of the property or assets of the Borrower will not result from the failure to satisfy such judgment or claim during the period of such contest;

         (iii) undetermined or inchoate Liens and charges incidental to current operations which have not at such time been filed pursuant to law or which relate to obligations not due or delinquent;

         (iv) restrictions, easements, rights-of-way, servitudes or other similar rights in land granted to or reserved by other Persons which in the aggregate do not materially impair the usefulness, in the operation of the business of the Borrower, of the property subject to such restrictions, easements, rights-of-way servitudes or other similar rights in land granted to or reserved by other Persons;

         (v) the right reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, licence, franchise, grant or permit acquired by the Borrower or by any statutory provision, to terminate any such lease, licence, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

         (vi) the encumbrance resulting from the deposit of cash or securities in connection with contracts, tenders or expropriation proceedings, or to secure workers" compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations;

         (vii) security given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operations of the Borrower, all in the ordinary course of business;

         (viii) the reservations, limitation, provisos and conditions, if any, expressed in any original grants from the Crown or in comparable grants, if any, in jurisdictions other than Canada;

         (ix) title defects or irregularities which are of a minor nature and in the aggregate will not materially impair the use of the property for the purpose for which it is held;

         (x) any validly perfected Lien created, assumed or arising by operation of law after the date of this Agreement, to provide or secure the whole or any part of the consideration of the acquisition of property, whether by lease or by conditional sales contract, where:

                  A. the principal amount secured does not exceed the cost to the Borrower of such property,

                  B. the Borrower's obligation to repay is secured only by the property so acquired by the Borrower,

                  C. the property is not being acquired as a replacement or substitution for the property or assets which are charged under the Security, and

                  D. the aggregate amount secured by the Liens described in this paragraph (x) created, assumed or arising during any Fiscal Year of the Borrower shall not exceed the annual amount determined in the discretion of the Lender Group, which annual amount shall not exceed 75% of the actual capital expenditures for the period;

         (xi) security given to the Senior Lenders pursuant to the respective Senior Loan Agreements; and

         (xii) any other Lien on property or properties of the Borrower that is hereafter specifically consented to in writing by the Lender Group or described in Schedule G annexed hereto.

(ccc) "PERSON" includes an individual, a partnership, a joint venture, a trust, an unincorporated organization, a company, a corporation, an association, a government or any department or agency thereof and any other incorporated or unincorporated entity.

(ddd) "PROPERTY" means any moveable or immoveable or personal or real property owned, leased, occupied or under the charge, management or control of the Borrower.

(eee) "REAL PROPERTY" means the real properties which are owned or occupied by the Borrower and situated at the locations which are identified in Schedule C to this Agreement as the locations of freehold and leasehold properties.

(fff) "RELATED PARTIES" means Persons who are Affiliates of the Borrower or Subsidiaries of the Borrower or who are otherwise related to the Borrower within the meaning of the Income Tax Act (Canada).

(ggg) "RELEASE" includes discharge, spray, inject, inoculate, abandon, deposit, spill, leak, seep, pour, emit, empty, throw, dump, place, escape, leach, disperse, migrate and exhaust, and when used as a noun (as applicable) has a similar meaning.

(hhh) "REQUIREMENTS OF ENVIRONMENTAL LAW" means all requirements of the common law or of statutes, regulations, by-laws, ordinances, treaties, judgments and decrees, and (whether or not they have the force of law) rules, policies, guidelines, orders approvals, notices, permits, decisions, directives, directions and the like, of any federal, territorial, provincial, regional, municipal or local, judicial, regulatory or administrative agency, board or governmental authority relating to environmental or occupational health and safety matters and any property owned, leased or used by the Borrower and its activities carried out thereon (whether in the past, present or the future) including, but not limited to, all such requirements relating to: (i) the protection, preservation or remediation of the natural environment (the air, land, surface water or groundwater); (ii) the generation, handling, treatment, storage, transportation or disposal of or other dealing with solid, gaseous or liquid waste; and (iii) Hazardous Materials.

(iii) "SECOND ADVANCE"means the advance of $1,000,000 by First Ontario and $500,000 by BMOCC of the Borrowing.

(jjj) "SECURITY" means the security and agreements described in Part 8.0 and any additional security issued from time to time by any Person in support of the liabilities and obligations hereunder.

(kkk) "SECURITY INTEREST" includes a mortgage, charge, floating charge, pledge, hypothec, assignment, lien, interest claim, encumbrance, conditional sale agreement or other title retention agreement, subordination trust or other security interest or arrangement of any kind or character intended to create a security interest in substance regardless of whether the Person creating the interest retains an equity of redemption, and any agreement to provide or enter into at any time or on the happening of any event such a security interest or arrangement.

(lll) "SECURITY SHARING AGREEMENT" means an agreement of even date herewith made between Southbridge, First Ontario, and BMOCC.

(mmm) "SENIOR LENDERS" means The Bank of Nova Scotia, Business Development Bank of Canada, and The Royal Bank of Canada or any other lender providing operating or term credit facilities (other than capital leases or real estate mortgages) and having Liens in priority to the Liens of the Lender Group.

(nnn)    "SENIOR LOAN AGREEMENTS" means, certain loan agreements made between

         (i) The Bank of Nova Scotia as Lender and the Borrower, as borrower, dated April 15, 1999;

         (ii) Business Development Bank and Prime Foods Processing Inc. dated November 5, 1997;

         (iii) Royal Bank of Canada and D.C. Food Processing Inc. dated August 19, 1999;

         (iv) Bank of Montreal Capital Corporation and First Ontario Labour Sponsored Investment Fund Ltd. as Lenders and the Borrower as borrower dated May 10, 1999; and

         (iv)     any other credit agreement or mortgage with a Senior Lender.

(ooo) "SHAREHOLDERS" means any Person (other than the Lender Group) who directly or indirectly is the legal or beneficial owner of any share in the capital stock of the Borrower.

(ppp) "SOUTHBRIDGE PROPORTIONATE INTEREST" means 100% until the Second Advance is made, then it shall mean 66.67%.

(qqq) "SUBSIDIARY" means a body corporate which is a subsidiary of another body corporate within the meaning of that term as used in the Business Corporations Act (Ontario) as amended from time to time and "SUBSIDIARIES" means more than one Subsidiary.

(rrr) "TAX" and "TAXES" include all present and future taxes, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings and any restrictions or conditions resulting in a charge to tax and all penalties, interest and other payments on or in respect thereof.

(sss) "TOTAL PRINCIPAL" means the current portion of the principal of the long term debt of the Borrower determined in accordance with GAAP.

(ttt)    "WORKING CAPITAL" means Current Assets less Current Liabilities.

(uuu) "WRITTEN" and "IN WRITING" shall include printing, typewriting or any electronic means of communication capable of being visibly reproduced at the point of reception including telex, telegraph or telecopy.